                                                                   EXHIBIT 10.60


================================================================================




                                  $200,000,000
                  MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT

                                   DATED AS OF
                                 OCTOBER 6, 1998

                                      AMONG

                        ALTERNATIVE LIVING SERVICES, INC.
                            AS THE MAKER OF THE NOTES
                                AND AS GUARANTOR
                OF OBLIGATIONS OF ITS SUBSIDIARIES AND AFFILIATES
                               WHICH ARE BORROWERS

                              EACH OF THE BORROWERS
                          WHICH BECOMES A PARTY HERETO
                        PURSUANT TO A JOINDER SUPPLEMENT
                                  AS BORROWERS

                      THE LENDING INSTITUTIONS NAMED HEREIN
                                   AS LENDERS

                           THE CO-AGENTS NAMED HEREIN
                                  AS CO-AGENTS

                                       AND

                           KEY CORPORATE CAPITAL INC.
                             AS ADMINISTRATIVE AGENT

===============================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION  1.       DEFINITIONS AND TERMS...........................................................................2
         1.1.     CERTAIN DEFINED TERMS...........................................................................2
         1.2.     COMPUTATION OF TIME PERIODS....................................................................19
         1.3.     ACCOUNTING TERMS...............................................................................19
         1.4.     TERMS GENERALLY................................................................................19

SECTION 2.        AMOUNT AND TERMS OF LOANS......................................................................19
         2.1.     COMMITMENTS FOR LOANS; COMPANY TO ACT ON BEHALF OF ALL BORROWERS;
                  MINIMUM BORROWING AMOUNTS, ETC.................................................................19
         2.2.     PROJECT QUALIFICATION; APPROVAL OF PROJECT PACKAGES BY REQUIRED LENDERS, ETC...................22
         2.3.     DRAW REQUESTS AND PROCEDURES...................................................................25
         2.4.     NOTICE OF BORROWING............................................................................27
         2.5.     DISBURSEMENT OF FUNDS..........................................................................28
         2.6.     NOTES; AND LOAN ACCOUNTS.......................................................................28
         2.7.     MATURITY.......................................................................................29
         2.8.     CONVERSIONS....................................................................................31
         2.9.     INTEREST.......................................................................................32
         2.10.    INTEREST PERIODS...............................................................................32
         2.11.    INCREASED COSTS, ILLEGALITY, ETC...............................................................33
         2.12.    BREAKAGE COMPENSATION..........................................................................35
         2.13.    CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS...............................................35

SECTION 3.        FEES...........................................................................................36
         3.1.     TRANCHE B COMMITMENT FEE.......................................................................36
         3.2.     OTHER FEES.....................................................................................36

SECTION 4.        COMMITMENTS....................................................................................36
         4.1.     VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS.................................................36
         4.2.     MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC......................................................36
         4.3.     EXTENSION OF COMMITMENT PERIOD TERMINATION DATES...............................................37
         4.4.     SYNTHETIC LEASING PROPOSALS....................................................................38

SECTION 5.        PAYMENTS.......................................................................................38
         5.1.     VOLUNTARY PREPAYMENTS..........................................................................38
         5.2.     MANDATORY PREPAYMENTS..........................................................................39
         5.3.     METHOD AND PLACE OF PAYMENT....................................................................40
         5.4.     NET PAYMENTS...................................................................................40

SECTION 6.        CONDITIONS PRECEDENT...........................................................................42
         6.1.     CONDITIONS PRECEDENT AT EFFECTIVE DATE.........................................................42
         6.2.     CONDITIONS PRECEDENT AT CLOSING DATE OF INITIAL BORROWING BY ANY BORROWER......................43
         6.3.     CONDITIONS PRECEDENT FOR SUBSEQUENT BORROWINGS BY ANY BORROWER FOR A PROJECT...................50
         6.4.     CONDITIONS PRECEDENT TO ALL LOANS..............................................................51

SECTION 7.        REPRESENTATIONS AND WARRANTIES.................................................................52
         7.1.     CORPORATE STATUS, ETC..........................................................................52
         7.2.     SUBSIDIARIES...................................................................................52
         7.3.     CORPORATE POWER AND AUTHORITY, ETC.............................................................52
         7.4.     NO VIOLATION...................................................................................52
         7.5.     GOVERNMENTAL APPROVALS.........................................................................52
         7.6.     LITIGATION.....................................................................................53
         7.7.     USE OF PROCEEDS; MARGIN REGULATIONS............................................................53

         7.8.     FINANCIAL STATEMENTS, ETC......................................................................53
         7.9.     NO MATERIAL ADVERSE CHANGE.....................................................................54
         7.10.    TAX RETURNS AND PAYMENTS.......................................................................54
         7.11.    TITLE TO PROPERTIES, ETC.......................................................................54
         7.12.    LAWFUL OPERATIONS, ETC.........................................................................54
         7.13.    ENVIRONMENTAL MATTERS..........................................................................54
         7.14.    COMPLIANCE WITH ERISA..........................................................................55
         7.15.    INTELLECTUAL PROPERTY, ETC.....................................................................55
         7.16.    INVESTMENT COMPANY.............................................................................55
         7.17.    BURDENSOME CONTRACTS; LABOR RELATIONS..........................................................55
         7.18.    YEAR 2000 COMPUTER MATTERS.....................................................................56
         7.19.    SECURITY INTERESTS.............................................................................56
         7.20.    TRUE AND COMPLETE DISCLOSURE...................................................................56

SECTION 8.        AFFIRMATIVE COVENANTS..........................................................................57
         8.1.     REPORTING REQUIREMENTS.........................................................................57
         8.2.     BOOKS, RECORDS AND INSPECTIONS.................................................................60
         8.3.     INSURANCE......................................................................................60
         8.4.     PAYMENT OF TAXES AND CLAIMS....................................................................60
         8.5.     CORPORATE FRANCHISES...........................................................................61
         8.6.     GOOD REPAIR....................................................................................61
         8.7.     COMPLIANCE WITH STATUTES, ETC..................................................................61
         8.8.     COMPLIANCE WITH ENVIRONMENTAL LAWS.............................................................61
         8.9.     CORPORATE FORMALITIES..........................................................................62
         8.10.    CASUALTY AND CONDEMNATION......................................................................62
         8.11.    HEDGE AGREEMENTS, ETC..........................................................................63
         8.12.    JOINT VENTURE ARRANGEMENTS INVOLVING BORROWERS OR PROJECTS.....................................63
         8.13.    CERTAIN LEASES AFFECTING A PROJECT.............................................................65
         8.14.    PERFORMANCE OF PERMANENT CREDIT AGREEMENT, ETC.................................................65
         8.15.    SENIOR DEBT....................................................................................66

SECTION 9.        NEGATIVE COVENANTS.............................................................................66
         9.1.     CHANGES IN BUSINESS............................................................................66
         9.2.     CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC...................................................66
         9.3.     LIENS..........................................................................................68
         9.4.     INDEBTEDNESS...................................................................................69
         9.5.     MINIMUM CONSOLIDATED NET WORTH.................................................................69
         9.6.     RATIO OF CONSOLIDATED SENIOR INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITALIZATION.................70
         9.7.     INTEREST COVERAGE RATIO........................................................................70
         9.8.     TRANSACTIONS WITH AFFILIATES...................................................................70
         9.9.     MODIFICATIONS, ETC. OF PERMANENT CREDIT AGREEMENT, ETC.........................................70

SECTION 10.       EVENTS OF DEFAULT..............................................................................70
         10.1.    EVENTS OF DEFAULT..............................................................................70
         10.2.    ACCELERATION, ETC..............................................................................73
         10.3.    APPLICATION OF LIQUIDATION PROCEEDS............................................................74

SECTION 11.       THE ADMINISTRATIVE AGENT.......................................................................75
         11.1.    APPOINTMENT....................................................................................75
         11.2.    DELEGATION OF DUTIES...........................................................................75
         11.3.    EXCULPATORY PROVISIONS.........................................................................75
         11.4.    RELIANCE BY ADMINISTRATIVE AGENT...............................................................75
         11.5.    NOTICE OF DEFAULT..............................................................................76
         11.6.    NON-RELIANCE...................................................................................76
         11.7.    INDEMNIFICATION................................................................................76
         11.8.    THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY................................................77
         11.9.    SUCCESSOR ADMINISTRATIVE AGENT.................................................................77

         11.10.   OTHER AGENTS...................................................................................77

SECTION 12.       GUARANTY OF OBLIGATIONS AND COMPLETION;
                    OBLIGATION TO COVER OPERATING DEFICITS
                    AND SHORTAGES OF WORKING CAPITAL.............................................................77
         12.1.    UNDERTAKING OF COMPANY.........................................................................77
         12.2.    BANKRUPTCY.....................................................................................78
         12.3.    NATURE OF LIABILITY. ..........................................................................78
         12.4.    INDEPENDENT OBLIGATION.........................................................................79
         12.5.    AUTHORIZATION..................................................................................79
         12.6.    RELIANCE.......................................................................................79
         12.7.    SUBORDINATION..................................................................................79
         12.8.    WAIVER.........................................................................................79
         12.9.    LIMITATION ON ENFORCEMENT......................................................................80

SECTION 13.       MISCELLANEOUS..................................................................................80
         13.1.    PAYMENT OF EXPENSES ETC........................................................................80
         13.2.    RIGHT OF SETOFF................................................................................81
         13.3.    NOTICES........................................................................................82
         13.4.    BENEFIT OF AGREEMENT...........................................................................82
         13.5.    NO WAIVER: REMEDIES CUMULATIVE.................................................................84
         13.6.    PAYMENTS PRO RATA..............................................................................84
         13.7.    CALCULATIONS: COMPUTATIONS.....................................................................84
         13.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.........................85
         13.9.    RELEASE OF A BORROWER AND ITS PROJECT UPON REFINANCING OR OTHER PREPAYMENT, ETC................85
         13.10.   COUNTERPARTS...................................................................................86
         13.11.   EFFECTIVENESS..................................................................................86
         13.12.   HEADINGS DESCRIPTIVE...........................................................................86
         13.13.   AMENDMENT OR WAIVER............................................................................86
         13.14.   SURVIVAL OF INDEMNITIES........................................................................87
         13.15.   DOMICILE OF LOANS..............................................................................87
         13.16.   CONFIDENTIALITY................................................................................87
         13.17.   LENDER REGISTER................................................................................87
         13.18.   GENERAL LIMITATION OF LIABILITY................................................................88
         13.19.   NO DUTY........................................................................................88
         13.20.   LENDERS AND AGENT NOT FIDUCIARY TO COMPANY, ETC................................................88
         13.21.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................88
         13.22.   INTEREST/USURY.................................................................................88

ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        REQUIREMENTS FOR A TITLE COMMITMENT
ANNEX IV          -        REQUIREMENTS FOR A PROPERTY SURVEY
ANNEX V           -        REQUIREMENTS FOR A SURVEYOR'S CERTIFICATE
ANNEX VI          -        QUALIFIED PROJECT CONSTRUCTION LOAN CHECKLIST
EXHIBIT A-1       -        FORM OF NOTE
EXHIBIT A-2       -        FORM OF JOINDER SUPPLEMENT
EXHIBIT B-1       -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-3       -        FORM OF ROLL UP REPORT
EXHIBIT C-1       -        FORM OF MORTGAGE
EXHIBIT C-2       -        FORM OF ASSIGNMENT OF LEASES
EXHIBIT C-3       -        FORM OF COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS
EXHIBIT C-4       -        FORM OF COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS
EXHIBIT C-5       -        FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT
EXHIBIT D         -        FORM OF SUPPLEMENTAL RESERVE PLEDGE AGREEMENT
EXHIBIT E         -        FORM OF PLEDGE AGREEMENT
EXHIBIT F-1       -        FORM OF OPINION OF SPECIAL COUNSEL
                                    TO THE ADMINISTRATIVE AGENT
EXHIBIT F-2       -        FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY
EXHIBIT G         -        FORM OF PROJECT TAKE-OUT AGREEMENT
EXHIBIT H         -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT I         -        FORM OF PRELIMINARY INDICATION OF INCLUSION
                                    TO BE ISSUED BY THE PERMANENT LENDER
EXHIBIT J         -        FORM OF APPROVAL OR DISAPPROVAL BY LENDERS
EXHIBIT K         -        FORM OF SECTION 5.4(B)(II) CERTIFICATE
EXHIBIT L-1       -        FORM OF MANAGEMENT CONTRACT
EXHIBIT L-2       -        FORM OF COMPANY LEASE
EXHIBIT L-3       -        FORM OF AFFILIATE LEASE
EXHIBIT L-4       -        FORM OF COMPANY SUBLEASE

         MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT, dated as of October 6, 1998, among the following:

                  (i) ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation (herein, together with its successors and assigns, the "COMPANY");

                  (ii) each of the Borrowers which becomes a party hereto pursuant to a Joinder Supplement;

                  (iii) the lending institutions listed in Annex I hereto (each a "LENDER" and collectively, the "LENDERS");

                  (iv)     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
         ASSOCIATION, a


         national banking association, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association, as Co-Agents; and

                  (v) KEY CORPORATE CAPITAL INC., a Michigan corporation, as administrative agent (the "ADMINISTRATIVE AGENT"):

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Company has applied to the Lenders for credit facilities to be made available to Subsidiaries and Affiliates of the Company (each of which will be a Borrower) to finance the construction by such Subsidiaries and Affiliates of Projects. While this Agreement contemplates that there may be multiple Borrowers hereunder, the Company's present intention is that there will be only a single Borrower hereunder and that any joint venture arrangements for a particular Project will not be reflected by means of the ownership of a Borrower but rather by means of an Affiliate Lease and other documentation entered into as contemplated by section 8.12 hereof. The Company contemplates that the number of Projects which may be financed hereunder could exceed 50 separate Projects. The Company has substantial experience in the development and construction of projects similar to the Projects to be financed hereunder, having constructed and developed over 180 such projects.

         (3) The Company will issue Notes to the Lenders hereunder, evidencing the Loans made to the Borrowers. Whenever a Subsidiary or Affiliate of the Company first becomes a Borrower hereunder, such Subsidiary or Affiliate shall execute and deliver to the Administrative Agent a Joinder Supplement (a "JOINDER SUPPLEMENT"), substantially in the form attached hereto as Exhibit A-2, evidencing, among other things, (i) its primary obligation in respect of all Loans made to it hereunder, and (ii) its assumption of all of the obligations of a Borrower hereunder.

         (4) As contemplated by the Joinder Supplement to which a Borrower is a party, such Borrower may, if requested by the Administrative Agent at any time, be required to execute and deliver to the Administrative Agent one or more Project Promissory Notes evidencing its obligations in respect of the Loans made to finance one or more of its Projects.

         (5) It is contemplated that (i) the Tranche A Loans will be refinanced by the Permanent Lender pursuant to the Permanent Credit Agreement and the applicable Project Take-Out Agreements to which the Permanent Lender is a party, and (ii) if the Tranche B Activation Date occurs and Tranche B Loans are made, the Tranche B Loans will be refinanced by the Permanent Lender (through an increase in its commitment under the Permanent Credit Agreement), or by the Supplemental Permanent Lender pursuant to the Supplemental Permanent Credit Agreement, and the applicable Project Take-Out Agreements to which the Permanent Lender or the Supplemental Permanent Lender, as applicable, is a party.

         (6) The Lenders are willing to make Loans to the Borrowers, all subject to and upon the terms and conditions set forth herein and in the other Credit Documents.

         NOW, THEREFORE, it is agreed:

         SECTION 1.  DEFINITIONS AND TERMS

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Company, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Company or any other Credit Party or any of their respective Subsidiaries.

         "AFFILIATE LEASE" shall have the meaning provided in section 6.2(d).

         "AGREEMENT" shall mean this Master Construction Line of Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans.

         "APPRAISAL REPORT" shall have the meaning provided in section 2.2(a).

         "APPRAISED FAIR MARKET VALUE" shall mean, when used with reference to a Project, the fair market value thereof, as determined by the Appraisal Report with respect thereto which has been approved by the Administrative Agent and the Lenders as provided in section 2.2(a).

         "APPRAISED STABILIZED VALUE" shall mean, when used with reference to a Project, the estimated fair market value thereof on a going concern basis upon completion and achievement of at least 95% occupancy (or such lesser percentage as may be acceptable to the Required Lenders, in the exercise of their reasonable discretion). The Appraised Stabilized Value of a Project shall be determined without any reduction on account of any (i) special, extraordinary or other non-recurring charges or expenses associated with a new opening or lease-up, or (ii) operating deficits prior to full occupancy.

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit H hereto.

         "ASSIGNMENT OF LEASES" shall have the meaning provided in section 6.2.

         "AUTHORIZED OFFICER" shall mean with respect to any Credit Party any officer or employee of such Credit Party designated by such Credit Party as such in writing to the Administrative Agent.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall mean each Subsidiary or Affiliate of the Company which becomes a party hereto by virtue of the execution and delivery of a Joinder Supplement which is accepted by the Administrative Agent.

         "BORROWING" shall mean the incurrence of Loans under a Facility by one or more Borrowers from all of the Lenders with Commitments under such Facility on a PRO RATA basis on a given date (or resulting from conversions on a given date), all of which Loans shall be the same Type of Loan, and in the case of Eurodollar Loans, all of which Loans shall have the same Interest Period.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in London, England, in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than one year from the date of acquisition; and
(iii) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

         "CERTIFICATE OF OCCUPANCY" shall mean when used with reference to a Project a final certificate of occupancy issued by a state or local governmental authority allowing for the occupancy of all of the units of such Project.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (i) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any member of the Current Holder Group, shall acquire, other than in a Merger Transaction which itself does not result in a Change of Control under clause (iii) below, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock;

                  (ii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets; and/or

                  (iii) the shareholders of the Company approve a merger, business combination or consolidation of the Company with any other person, including a triangular merger involving the Company (any such transaction, a "MERGER TRANSACTION"), OTHER than a Merger Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or resulting entity outstanding (on a fully diluted basis) after such Merger Transaction.

As used in this definition, "CURRENT HOLDER GROUP" shall mean (i) those persons who are officers and directors of the Company at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (iv) any trust, family partnership, or other investment entity for the benefit of any such person referred to in the foregoing clauses (i) and (ii) or any other persons or charitable purposes, so long as one or more members of the Current Holder Group has the exclusive or joint right to control the voting and disposition of securities held by such trust.

         "CHANGE OF CONTROL PREPAYMENT EVENT" shall mean (i) the occurrence of a Change of Control and (ii) the delivery to the Company of written notice from the Administrative Agent (acting on instructions from the Required Lenders) to the effect that the Required Lenders have determined in good faith that the occurrence of such Change in Control makes it unlikely that the conditions to the obligations of the Permanent Lender or the Supplemental Permanent Lender, as applicable, under the then effective Project Take-Out Agreements (and Project Commitments referred to therein) will be satisfied at the times the Projects being financed hereunder are expected to be refinanced pursuant to such Project Take-Out Agreements.

         "CLOSING DATE" shall have the meaning provided in section 6.2.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COLLATERAL AGENT" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS" shall have the meaning provided in section 6.2.

         "COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS" shall have the meaning provided in section 6.2.

         "COMMITMENT" shall mean a Tranche A Commitment or a Tranche B Commitment, or both, as applicable.

         "COMPANY" shall have the meaning provided in the first paragraph of this Agreement.

         "COMPANY LEASE" shall have the meaning provided in section 8.12(a).

         "COMPANY SUBLEASE" shall have the meaning provided in section 8.12(a).

         "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, (iii) amortization or write-off of deferred financing costs, and (iv) extraordinary and other non-recurring non-cash losses and charges; LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is attributable to Capital Leases, in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined in accordance with GAAP, but (i) including in any event net costs under Hedge Agreements, and (ii) excluding in any event (x) any amortization of deferred financing costs, and (y) any interest during construction which is capitalized in accordance with GAAP. If the Company uses the net interest method of accounting, in which interest expense is determined net of interest income, in accordance with GAAP, then Consolidated Interest Expense may be determined on such basis.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED SENIOR INDEBTEDNESS" shall mean Consolidated Total Indebtedness, exclusive of the portion thereof, if any, which constitutes the outstanding principal amount of Subordinated Indebtedness of the Company.

         "CONSOLIDATED TOTAL ASSETS" shall mean with respect to any person at any date of determination the net book value of all assets which would appear on a consolidated balance sheet of such person and its consolidated Subsidiaries at such date which is prepared in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" shall mean at any date the sum of
(i) the Consolidated Net Worth at such date (or if such date is not the end of a fiscal quarter, as of the end of the then most recently completed fiscal quarter), PLUS (ii) the principal amount (or the equivalent amount of Capitalized Lease Obligations) of Consolidated Total Indebtedness at such date which would be shown as a liability on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean the sum (without duplication) of all Indebtedness of the Company and of each of its Subsidiaries, all as determined on a consolidated basis.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, each Joinder Supplement, any Project Promissory Notes, each Environmental Indemnity Agreement, the Security Documents and any Designated Hedge Agreement. When used with reference to a Credit Party, the term Credit Documents refers only to those Credit Documents to which such Credit Party is a party.

         "CREDIT PARTY" shall mean the Company and each of its Subsidiaries and Affiliates which is a Borrower or otherwise is a party to any Credit Document.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Company or any Borrower is a party which is made with reference to some or all of the Obligations and, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Company's or such Borrower's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Collateral, the Security Documents and the Company's guaranty obligations under section 12 of this Agreement to the extent the Credit Documents provide guarantees or security for creditors of the Company or any Borrower under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if (i) the Hedge Agreement is made with reference to all or any portion of the Obligations, and
(ii) the counterparty is a Lender or an Affiliate of a Lender; PROVIDED, HOWEVER, that if (x) the counterparty is not a Lender or an Affiliate of a Lender, or (y) the Administrative Agent reasonably determines that after giving effect to such designation the aggregate credit exposure of all counterparties under all Designated Hedge Agreements, determined in accordance with standard industry practice, would exceed $28,000,000, the Administrative Agent shall not designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement unless such designation is approved by the Required Lenders, and PROVIDED, FURTHER, that in no event shall the Administrative Agent approve any such Hedge Agreement which is unrelated to the Obligations unless all of the Lenders consent to the designation of such Hedge Agreement as a Designated Hedge Agreement. The Administrative Agent may impose as a condition to any designation of a Hedge Agreement as a Designated Hedge Agreement a requirement that the counterparty (x) enter into an intercreditor or similar agreement with the Administrative Agent to the effect that, or (y) otherwise expressly agree with the Administrative Agent that, recoveries from the Company and the Borrowers with respect to such Designated Hedge Agreement will be shared in accordance with, or otherwise in a manner consistent with, the provisions of section 10.3 hereof.

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

         "DRAW REQUEST" shall have the meaning provided in section 2.3(c).

         "EFFECTIVE DATE" shall have the meaning provided in section 13.11.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which:

                  (i) is not disapproved in writing by the Company in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Company of the identity of any proposed transferee (any such disapproval by the Company must be reasonable), PROVIDED that the Company shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing;

                  (ii) is not a direct competitor of the Company or engaged in the same or similar business as the Company, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Company or any of its respective Subsidiaries; and

                  (iii) has total assets of at least $10 billion and combined capital and surplus of at least $1 billion, as reflected on its most recent financial statements.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ENVIRONMENTAL REPORT" shall have the meaning provided in section
2.2(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

         "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.9(b).

         "EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) either (i) the rate per annum for deposits in Dollars of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined for a maturity most nearly comparable to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market for deposits of amounts in Dollars in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EVENT OF LOSS" shall mean, with respect to any Project, (i) the actual or constructive total loss of such Project or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such Project permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such Project from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such Project cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 120 days after the occurrence of such destruction or damage,
(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any substantial portion of such Project, or the Real Property upon which such Project is located, or (iv) in the case of any Project of a Borrower which is located on Real Property which is leased by such Borrower, the termination or expiration of such Borrower's leasehold rights to such Real Property.

         "FACILITY" shall mean the Tranche A Facility or the Tranche B Facility, or both, as applicable.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the

Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 3.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject to sections 1.3 and 13.7(a).

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HIGHEST LAWFUL RATE" shall mean as to any Lender and with reference to the Loans made by such Lender to finance a particular Project of a Borrower, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Lender with respect to such Loans under the law applicable to the extensions of credit represented by such Loans; PROVIDED, that if there is no such maximum rate for such Lender or for such extensions of credit by such Lender, or if such Lender is exempt from any such maximum rate, then the provisions of section 13.22 shall be inapplicable to such Lender and such Loans made by it.

         "IMPROVEMENTS" shall mean the residence units and other improvements to be constructed by a

Borrower as part of a Project.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i)    all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed, up to the greater of (A) the portion of such Indebtedness equivalent to the fair market value of such property, and (B) if such Indebtedness has been assumed by such first person, the amount thereof so assumed;

                  (vi)  all Capitalized Lease Obligations of such person;

                  (vii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (I.E. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes);

                  (viii) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (ix)   all net obligations of such person under Hedge
         Agreements;

                  (x) the full outstanding balance of trade receivables, notes or other instruments sold with full or limited recourse, other than solely for purposes of collection of delinquent accounts;

                  (xi) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xii)  all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INSPECTING CONSULTANT" shall mean, with reference to any Project or Projects, the architect and/or engineer or other construction consultant, or firm of architects and/or engineers or other construction consultants, engaged by the Administrative Agent to review the Master Plans and Specifications, the particular Plans and Specifications for a Project which is not one of the types of projects covered by the Master Plans and Specifications, or any deviations from the Master Plans and Specifications, to consult with the Administrative Agent concerning the construction of such Project, and/or conduct inspections of such Project.

         "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.10.

         "JOINDER SUPPLEMENT" shall have the meaning provided in the Preliminary Statements of this Agreement.

         "KCCI" shall mean Key Corporate Capital Inc., a Michigan corporation, together with its successors and assigns.

         "LAND" shall mean the Real Property upon which the Improvements of a Borrower's Project are located, and any additional Real Property and Leaseholds of such Borrower related thereto.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LEGAL REQUIREMENTS" shall mean all laws, statutes, ordinances, rules, regulations and restrictive covenants affecting any person, its business, its Real Property, or any of its other properties or assets.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or (ii) a Lender having notified the Administrative Agent and/or the Company that it does not intend to comply with the obligations under section 2.1, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 13.17.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1.

         "MANAGEMENT CONTRACT" shall have the meaning provided in section
8.12(a).

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of, (i) when used with reference to the Company or any of its Subsidiaries, the Company and its Subsidiaries, taken as a whole, or (ii) when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person that (i) has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries or (y) had net income before interest, taxes, depreciation and amortization in the most recently ended fiscal year of such person comprising 5% or more of the consolidated net income before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MINIMUM BORROWING AMOUNT" shall mean (i) for Prime Rate Loans, $100,000, with increments above such amount to be in whole Dollar amounts, and
(ii) for Eurodollar Loans, $2,000,000, with increments above such amount to be in whole Dollar amounts. The Minimum Borrowing Amount shall be determined with reference to each Borrowing under a Facility, and if such Borrowing consists of Loans incurred by more than one Borrower, the principal amount of Loans so incurred shall be aggregated for purposes of applying the Minimum Borrowing Amount thereto.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MORTGAGED PROPERTY" shall have the meaning provided in section 6.2(n).

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NET PROCEEDS" shall mean, with respect to any disposition (whether voluntary or as a result of casualty or other occurrence) of any property, the aggregate cash proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such disposition, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such disposition and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the disposition and required to be, and which is, repaid under the terms thereof as a result of such disposition, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall have the meaning provided in section 2.6(a).

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.4(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.8.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at 700 Fifth Avenue, 52nd Floor, Seattle, Washington 98104-5099, Attention:
Commercial Real Estate Services Group (telephone: (206)

684-6160; facsimile: (206) 689-5464), or such other office, located in a city in the United States Pacific, Midwest or Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to (i) the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, and (ii) any other counterparty creditor of the Company and/or the Borrowers under any Designated Hedge Agreement.

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 700 Fifth Avenue, 52nd Floor, Seattle, Washington 98104-5099, Attention:
Commercial Real Estate Services Group (telephone: (206) 684-6160; facsimile:
(206) 689-5464), or such other office, located in a city in the United States Pacific, Midwest or Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERCENTAGE" shall mean at any time, with reference to the Total Commitment, for any Lender with a Commitment, the percentage obtained by dividing such Lender's Commitments by the Total Commitment, PROVIDED, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitments immediately prior to such termination by the Total Commitment immediately prior to such termination.

         "PERMANENT CREDIT AGREEMENT" shall mean the Credit Agreement among the Company and the Permanent Lender, providing for credit facilities in the aggregate amount of $150,000,000, to be used to refinance Loans made hereunder.

         "PERMANENT LENDER" shall mean (i) Deutsche Bank AG, (ii) if Deutsche Bank AG remains at least secondarily liable, its successors and assigns which succeed to its rights and obligations under the Project Take-Out Agreements in accordance with the terms and provisions thereof, and (iii) otherwise, only its successors and assigns which are acceptable to all of the Lenders (other than a Defaulting Lender) from the standpoint of credit quality.

         "PERMITTED LIENS" shall mean Liens described in section 9.3.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLANS AND SPECIFICATIONS" shall mean detailed architectural, structural, mechanical and electrical plans and specifications for the Improvements on any particular Project.

         "PLEDGE AGREEMENT" shall have the meaning provided in section 6.2.

         "PREMISES" shall mean, for any Project, the "Premises", as defined in the Mortgage for such Project.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by KeyBank National Association in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.9(a).

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "PROJECT" shall mean an assisted living facility, dementia care facility and/or Alzheimer's care facility which is owned by a Borrower, located within the continental United States and has at least 20 residence units. Such term includes, without limitation, the Land and the Improvements to be constructed thereon.

         "PROJECT ARCHITECT" shall mean, for any Borrower's Project, the architect or firm of architects, engaged by such Borrower (or by the Company on its behalf) for such Project.

         "PROJECT PACKAGE" shall have the meaning provided in section 2.2(c).

         "PROJECT PROMISSORY NOTES" shall have the meaning provided in the Joinder Supplements.

         "PROJECT SUMMARY & FEASIBILITY REPORT" shall have the meaning provided in section 2.2(a).

         "PROJECT TAKE-OUT AGREEMENT" shall have the meaning provided in section 6.2(e).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDEEMABLE STOCK" shall mean with respect to any person which is a corporation, any capital stock of such corporation, and with respect to any person which is not a corporation, any equity interests of such person which are similar to capital stock, in each case that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest date when any Loans could mature under section 2.7 hereof; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest date when any Loans could mature under section 2.7 hereof, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) KeyBank National Association, so long as KCCI is the Administrative Agent, and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED that if KCCI is no longer the Administrative

Agent or any Reference Bank is no longer a Lender, KeyBank National Association or such other Reference Bank, as the case may be, shall be replaced by such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 66+2/3% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

         "REQUIRED TRANCHE A LENDERS" shall mean Non-Defaulting Lenders whose outstanding Tranche A Loans and Unutilized Tranche A Commitments constitute at least 66+2/3% of the sum of the total outstanding Tranche A Loans and Unutilized Tranche A Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Tranche A Loans or having such amount of the Unutilized Tranche A Commitments, or (ii) determining the aggregate unpaid principal amount of the Tranche A Loans or Unutilized Tranche A Commitments).

         "REQUIRED TRANCHE B LENDERS" shall mean Non-Defaulting Lenders whose outstanding Tranche B Loans and Unutilized Tranche B Commitments constitute at least 66+2/3% of the sum of the total outstanding Tranche B Loans and Unutilized Tranche B Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Tranche B Loans or having such amount of the Unutilized Tranche B Commitments, or (ii) determining the aggregate unpaid principal amount of the Tranche B Loans or Unutilized Tranche B Commitments).

         "RESERVED PORTION OF THE TOTAL TRANCHE A COMMITMENT" shall mean the amount, determined by the Administrative Agent from time to time and notified in writing to the Company and the Lenders with Tranche A Commitments, as being equal to the anticipated maximum aggregate principal amount of Tranche A Loans thereafter to be made to all Borrowers to finance Projects then being financed hereunder.

         "RESERVED PORTION OF THE TOTAL TRANCHE B COMMITMENT" shall mean the amount, determined by the Administrative Agent from time to time and notified in writing to the Company and the Lenders with Tranche B Commitments, as being equal to the anticipated maximum aggregate principal amount of Tranche B Loans thereafter to be made to all Borrowers to finance Projects then being financed hereunder.

         "RETAINAGE AMOUNT" shall have the meaning provided in section 2.3(e).

         "ROLL UP REPORT" shall have the meaning provided in section 2.3(b).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SECURITY DOCUMENTS" shall mean each document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "STANDARD PERMITTED LIENS" shall mean:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens (A) in existence on the Effective Date which secure Indebtedness permitted by section 9.4(b), or (B) arising out of the refinancing, extension, renewal or refunding of any such Indebtedness, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vii) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (viii) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries considered as an entirety;

                  (ix) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

                  (x) any Lien specifically permitted by the terms of any Security Document.

         "SUBORDINATED INDEBTEDNESS" shall mean

                  (i) the Company's $143,750,000 aggregate original principal amount of 5.25% convertible subordinated debentures due December 15, 2002;

                  (ii) the Company's $50,000,000 aggregate original principal amount of 7.00% convertible subordinated debentures due June 1, 2004;

                  (iii) the Company's $35,000,000 aggregate original principal amount of 6.75% convertible subordinated debentures due June 30, 2006;

                  (iv) any other Indebtedness which (x) matures on a date later than the latest maturity date of any Loans which could be made hereunder (assuming exercise of the extension options provided in sections 2.7(a) and (b)), (y) does not provide for a sinking fund or mandatory prepayment on any specified date or dates prior to such latest maturity date, and (z) is subject to subordination provisions no less favorable to the Lenders than those contained in any of the indentures related to the Subordinated Indebtedness described in the foregoing clauses (i), (ii) and (iii); and

                  (v) any other Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

         "SUPPLEMENTAL PERMANENT CREDIT AGREEMENT" shall mean a credit agreement between a Supplemental Permanent Lender and the Company and/or the Borrowers providing for at least $50,000,000 of permanent loans to the Borrowers on terms reasonably acceptable to the Required Lenders

         "SUPPLEMENTAL PERMANENT LENDER" shall mean a financial institution whose credit quality is acceptable to all of the Lenders with Tranche B Commitments (other than a Defaulting Lender), acting in their reasonable discretion.

         "SUPPLEMENTAL PROJECT PACKAGE" shall have the meaning provided in section 2.2(d).

         "SUPPLEMENTAL RESERVE PLEDGE AGREEMENT" shall have the meaning provided in section 6.1(c).

         "TAXES" shall have the meaning provided in section 5.4.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year) which are so indicated in such provision.

         "TITLE COMPANY" shall have the meaning provided in section 6.2(n).

         "TITLE POLICY" shall have the meaning provided in section 6.2(n).

         "TOTAL COMMITMENT" shall mean the sum of the Total Tranche A Commitment and the Total Tranche B Commitment.

         "TOTAL TRANCHE A COMMITMENT" shall mean the sum of the Tranche A Commitments of the Lenders.

         "TOTAL TRANCHE B COMMITMENT" shall mean the sum of the Tranche B Commitments of the Lenders.

         "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "Tranche A Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "TRANCHE A COMMITMENT PERIOD TERMINATION DATE" shall mean the date which is the 18th monthly anniversary of the date hereof, unless earlier terminated, or extended in accordance with section 4.3.

         "TRANCHE A FACILITY" means the credit facility evidenced by the Total Tranche A Commitment.

         "TRANCHE A LOAN" shall have the meaning provided in section 2.1.

         "TRANCHE A PERCENTAGE" shall mean at any time for any Lender with a Tranche A Commitment, the percentage obtained by dividing such Lender's Tranche A Commitment by the Total Tranche A Commitment, PROVIDED, that if the Total Tranche A Commitment has been terminated, the Tranche A Percentage for each Lender with a Tranche A Commitment shall be determined by dividing such Lender's Tranche A Commitment immediately prior to such termination by the Total Tranche A Commitment immediately prior to such termination.

         "TRANCHE B ACTIVATION DATE" shall mean the date, if any, after the Effective Date, on which the following conditions shall be satisfied:

                  (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing;

                  (ii)     no Change of Control shall have occurred;

                  (iii) the Total Tranche A Commitment shall not have been terminated;

                  (iv) the Permanent Lender shall have increased the principal amount of its commitment under the Permanent Credit Agreement from $150,000,000 to at least $200,000,000 in a manner satisfactory to the Required Tranche B Lenders, or a Supplemental Permanent Lender shall have entered into a definitive Supplemental Permanent Credit Agreement satisfactory to the Required Tranche B Lenders;

                  (v) the Company shall have paid to the Administrative Agent the activation fee in the amount previously agreed with the Administrative Agent, out of which activation fee the Administrative Agent shall have distributed to the other Lenders with Tranche B Commitments, an activation fee in the amount previously agreed with the Administrative Agent; and

                  (vi) the Administrative Agent shall have notified the Company and the Lenders in writing that such conditions have been satisfied and of the specific Tranche B Activation Date.

         "TRANCHE B COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "Tranche B Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "TRANCHE B COMMITMENT PERIOD TERMINATION DATE" shall mean the date which is 364 days from the date hereof, unless earlier terminated, or extended in accordance with section 4.3.

         "TRANCHE B FACILITY" means the credit facility evidenced by the Total Tranche B Commitment.

         "TRANCHE B LOAN" shall have the meaning provided in section 2.1.

         "TRANCHE B PERCENTAGE" shall mean at any time for any Lender with a Tranche B Commitment, the percentage obtained by dividing such Lender's Tranche B Commitment by the Total Tranche B Commitment, PROVIDED, that if the Total Tranche B Commitment has been terminated, the Tranche B Percentage for each Lender with a Tranche B Commitment shall be determined by dividing such Lender's Tranche B Commitment immediately prior to such termination by the Total Tranche B Commitment immediately prior to such termination.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan or Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED COMMITMENT" shall mean an Unutilized Tranche A Commitment or an Unutilized Tranche B Commitment, or both, as applicable.

         "UNUTILIZED TRANCHE A COMMITMENT" for any Lender with a Tranche A Commitment at any time shall mean the excess of (i) such Lender's Tranche A Commitment at such time over (ii) the aggregate principal amount of Tranche A Loans made by such Lender and outstanding at such time.

         "UNUTILIZED TRANCHE B COMMITMENT" for any Lender with a Tranche B Commitment at any time shall mean the excess of (i) such Lender's Tranche B Commitment at such time over (ii) the aggregate principal amount of Tranche B Loans made by such Lender and outstanding at such time.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the aggregate principal amount of all Loans outstanding at such time.

         "UNUTILIZED TOTAL TRANCHE A COMMITMENT" shall mean, at any time, the excess of (i) the Total Tranche A Commitment at such time over (ii) the aggregate principal amount of all Tranche A Loans outstanding at such time.

         "UNUTILIZED TOTAL TRANCHE B COMMITMENT" shall mean, at any time, the excess of (i) the Total Tranche B Commitment at such time over (ii) the aggregate principal amount of all Tranche B Loans outstanding at such time.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Company all of whose capital stock of every class (or other equity interests) are owned directly or indirectly by the Company.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         SECTION 2.        AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS; COMPANY TO ACT ON BEHALF OF ALL BORROWERS; MINIMUM BORROWING AMOUNTS, ETC. (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees to make loans (each a "LOAN" and, collectively, the "LOANS") to each Subsidiary or Affiliate of the Company which becomes a Borrower hereunder, to finance one or more Projects of any such Borrower which are qualified hereunder in accordance with section 2.2, which Loans shall be drawn, to the extent such Lender has a Commitment under a Facility, under the applicable Facility, as follows:

                  (i) TRANCHE A FACILITY. Loans to the Borrowers under the Tranche A Facility (each a "TRANCHE A LOAN" and, collectively for any Borrower and/or all Borrowers, the "TRANCHE A LOANS") (A) may be made at any time and from time to time on and after the Effective Date; and
         (B) shall not exceed for any Lender with a Tranche A Commitment at any time outstanding the Tranche A Commitment of such Lender at such time.

                  (ii) TRANCHE B FACILITY. Loans to the Borrowers under the Tranche B Facility (each a "TRANCHE B LOAN" and, collectively for any Borrower and/or all Borrowers, the "TRANCHE B LOANS") (A) may be made at any time and from time to time on and after the Tranche B Activation Date; and (B) shall not exceed for any Lender with a Tranche B Commitment at any time outstanding the Tranche B Commitment of such Lender at such time.

A Borrower may obtain Loans to finance a particular Project only under a single Facility, and not under both the Tranche A Facility and the Tranche B Facility.

         (b) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document:

                  (A) Loans shall be made and denominated only in United States Dollars;

                  (B) the aggregate principal amount of Loans made to any Borrower to finance any particular Project shall not exceed $15,000,000;

                  (C) the aggregate principal amount of Loans made to any Borrower to finance a particular Project of such Borrower shall not exceed the lowest of the following:

                           (1) 90% of the aggregate budgeted costs and expenses of the acquisition and construction of such Project and operation thereof for a period of 12 complete calendar months following completion and issuance of a Certificate of Occupancy with respect thereto, including "soft costs", as reflected in the Project Summary & Feasibility Report for such Project (including any amendments thereto or modifications thereof), which has been approved by the Administrative Agent and the Required Lenders,

                           (2) 90% of the aggregate amount of such costs and expenses which are actually incurred,

                           (3) 80% of the Appraised Stabilized Value of such Project, and

                           (4) the maximum amount of loans to be made by the Permanent Lender or Supplemental Permanent Lender, as applicable, for such Project, pursuant to its Project Commitment referred to in the Project Take-Out Agreement related to such Project;

                  (D) no Loans may be incurred by a Borrower to finance a particular Project of such Borrower after the maturity date of the Loans of such Borrower for such Project, as established or extended pursuant to section 2.7 hereof;

                  (E)      no Loans may be incurred by a Borrower for a Project
         (1) under the Tranche A Facility after the Tranche A Commitment Period Termination Date, UNLESS the initial Borrowing by such Borrower for such Project has occurred prior thereto; or (2) under the Tranche B Facility after the Tranche B Commitment Period Termination Date, UNLESS the initial Borrowing by such Borrower for such Project has occurred prior thereto;

                  (F) no Loans may be incurred under a Facility after the Commitments in respect of such Facility have been terminated in accordance with section 4 or section 10.2;

                  (G) if at the time any Loans are to be made to a Borrower to finance a Project, the Administrative Agent determines, in its discretion, that (x) the amount required to pay all costs and expenses which the Administrative Agent reasonably estimates remain to be incurred and/or paid in connection with the construction and completion of such Project and the operation thereof for a period of 12 complete calendar months after a Certificate of Occupancy is issued with respect thereto, EXCEEDS (y) the remaining Reserved Portion of the Total Tranche A Commitment (or the Reserved Portion of the Total Tranche B Commitment, as applicable) allocated by the Administrative Agent for such Project, THEN no additional Loans shall be made to such Borrower for such Project, UNLESS (1) the Company shall have made a cash equity contribution to such Borrower in an amount at least equal to such excess, (2) such cash shall have been applied to pay costs and expenses incident to construction, completion and operation of such Project prior to the time any additional Loans are made to such Borrower to finance such Project, and (3) the Administrative Agent shall have been provided with evidence, satisfactory to it, that such cash amount has been so contributed and applied;

                  (H) if at the time any Loans are to be made to a Borrower, the Administrative Agent determines, in its discretion, that
         (x) the amount required to pay all costs and expenses which the Administrative Agent reasonably estimates remain to be incurred and/or paid in connection with the construction and completion, and operation for a period of 12 complete calendar months after a Certificate of Occupancy is issued with respect thereto, of such Project and all other Projects of all of the Borrowers, EXCEEDS (y) the remaining aggregate of the Reserved Portion of the Total Tranche A Commitment and the Reserved Portion of the Total Tranche B Commitment, which has been allocated by the Administrative Agent for such Projects, THEN no additional Loans shall be made to any particular Borrower or Borrowers as the Administrative Agent may designate in its discretion, taking into account the relative stage of completion of the various Projects and the Unutilized Total Tranche A Commitment and the Unutilized Total Tranche B Commitment then in effect, with a view towards maximizing the use of proceeds of Loans to achieve completion and operation for a period of 12 complete calendar months after Certificates of Occupancy are issued, of as many Projects as possible (or those Projects with the best economic prospects), UNLESS (1) the Company shall have made cash equity contributions to such Borrowers as the Administrative Agent may designate in an amount at least equal to such excess, (2) such cash shall have been applied to pay costs and expenses incident to construction, completion and operation of their Projects prior to the time any additional Loans are made to any such Borrower or Borrowers, and (3) the Administrative Agent shall have been provided with evidence, satisfactory to it, that such cash amount has been so contributed and applied;

                  (I) except as otherwise provided, all Loans made to all Borrowers pursuant to a Borrowing under a Facility may, at the option of the Company (acting on behalf of all applicable Borrowers), be incurred and maintained as, or converted into, Loans which are Prime Rate Loans or Eurodollar Loans, PROVIDED that all Loans made by all Borrowers as part of the same Borrowing by such Borrowers under a single Facility shall, unless otherwise specifically provided herein, consist of Loans of the same Type; and

                  (J) once prepaid or repaid, or purchased or otherwise refinanced pursuant to a Project Take-Out Agreement, Loans may not be reborrowed by the same or any other Borrower.

The Administrative Agent may determine from time to time, in the exercise of its reasonable discretion, upon the basis of the above provisions, the Project Summary & Feasibility Reports provided for the Projects being financed hereunder, and such other information as it considers relevant and reliable, (x) the Reserved Portion of the Total Tranche A Commitment, (y) the Reserved Portion of the Total Tranche B Commitment, and (z) whether any portion of the Unutilized Total Tranche A Commitment or the Unutilized Total Tranche B Commitment remains available for lending by the Lenders for any additional Projects hereunder. The Administrative Agent shall advise the Lenders and the Company of any such determination. Such determinations shall be final and conclusive as to the matters so determined.

         (c) Each Borrower hereby irrevocably authorizes the Company to give all notices, make all elections and otherwise take all actions on its behalf under the provisions of this Agreement and the other Credit Documents as fully as if such Borrower had itself done the same, with all such notices, elections and other actions by the Company which purport to be on behalf of any Borrower being sufficient, without any further action or authorization by such Borrower or any other Borrowers, to bind such Borrower and all other Borrowers. All actions of the Company taken in connection with the Credit Documents which purport to be on behalf of one or more of the Borrowers, whether so expressed or not, shall be deemed to be on behalf of, and shall bind, all Borrowers, unless in taking any such particular action the Company expressly indicates in writing that such action is intended to bind only a particular specified Borrower or Borrowers, in which case such action shall be deemed to be on behalf of, and shall bind, only those Borrowers so specified. The Company shall have responsibility for general cash management matters of all Borrowers, including the making of Borrowings, the making of all payments with respect thereto, and the disbursement and allocation of portions of the proceeds of Loans among the Borrowers.

         (d) The Company will coordinate Borrowings by the Borrowers of additional Loans so that, unless the Required Lenders otherwise agree, all Borrowings by the Borrowers of additional Loans during a calendar month shall be made on the same day, and except for Borrowings of additional Loans made to pay interest or Fees hereunder, there shall not be more than one day during a calendar month on which there are any Borrowings of additional Loans made hereunder. The aggregate principal amount of all

Borrowings by all Borrowers on any date under a Facility shall not be less than the Minimum Borrowing Amount, UNLESS the proceeds of such Borrowings are to be used solely to pay accrued interest and/or Fees hereunder. More than one Borrowing may be incurred by the same or different Borrowers on any day, PROVIDED that if there are two or more Borrowings on a single day by the same or different Borrowers under the same Facility which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period. At no time shall there be more than 4 Borrowings of Eurodollar Loans outstanding under any Facility for all Borrowers with Borrowings under such Facility.

         (e) All Borrowings from the Lenders under a Facility shall be made by the Lenders PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         (f) The Company will confirm in writing to the Administrative Agent from time to time upon request (i the date and principal amount of each Loan incurred by each Borrower hereunder, (ii) the particular Project to which such Loan relates, and (iii) the Facility under which such Loan is incurred.

         2.2. PROJECT QUALIFICATION; APPROVAL OF PROJECT PACKAGES BY REQUIRED LENDERS, ETC.

         (a) CONDITIONS TO PROJECT QUALIFICATION. Prior to any Subsidiary or Affiliate of the Company becoming a Borrower hereunder and obtaining any financing hereunder for a Project, the Project which the Company proposes such Borrower will finance hereunder shall be subject to qualification hereunder. While it is anticipated that the financing hereunder of most of the Projects will be commenced prior to the start of construction of any such Project, under appropriate circumstances some of such Projects may be qualified and financed hereunder after construction has begun, in which case, subject to the approval of the Required Lenders, appropriate modifications may be made to any of the Credit Documents to which the applicable Borrower is a party with respect to the financing of such a Project, and to the qualification and other conditions and requirements of this Agreement relating thereto, to take into account the fact that such construction has already commenced.

         Qualification of a Project hereunder will occur only if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing and the following further conditions shall be satisfied (as such conditions may be modified, as provided above, with the approval of the Required Lenders, in the case of any Project the construction of which has already commenced):

                  (i) MASTER PLANS AND SPECIFICATIONS, FOR STANDARD PROJECTS ALREADY APPROVED, ETC. The Company has previously submitted to the Lenders and the Administrative Agent Master Plans and Specifications covering the approximately 8 different types of project improvements typically constructed by its Subsidiaries and Affiliates. Such Master Plans and Specifications have been approved by an Inspecting Consultant and are acceptable to the Administrative Agent and the Lenders.

                  (ii) DELIVERY AND APPROVAL OF SPECIFIC PLANS AND SPECIFICATIONS FOR NON-STANDARD PROJECTS, ETC. If the Improvements for a particular Project which the Company proposes be financed hereunder are not one of the types of project improvements covered by the Master Plans and Specifications, or involve any material design or construction deviations (e.g., siding, roofing, foundation, unit mix, etc., exclusive of adaptions to meet local building codes or other requirements) from the Master Plans and Specifications which are anticipated for such proposed Project,

                           (A) the Company shall have submitted to the Administrative Agent and the Inspecting Consultant (1) copies of either (x) the proposed Plans and Specifications for the Improvements on such specific Project, or (y) an identification of the particular Master Plans and Specifications which will be used for such specific Project, and a reasonably detailed description of the material deviations, if any, from such Master Plans and Specifications which will be involved for such Project, in either case which shall be satisfactory to the Administrative Agent and the Inspecting Consultant, in their reasonable discretion, together with (2) evidence satisfactory to the Administrative Agent that such Plans and Specifications (or the Master Plans and Specifications with such material deviations) have been approved by (or will in the normal course of business, without undue difficulty, be approved by) all Governmental Authorities in accordance with all applicable Legal Requirements, and

                           (B) the Administrative Agent shall have received from the Inspecting Consultant a favorable report with respect to such Plans and Specifications or such deviations from the Master Plans and Specifications, as the case may be, and such report shall be satisfactory in all respects to the Required Lenders, in their reasonable discretion.

                  (iii) ALS PROJECT SUMMARY & FEASIBILITY REPORT. The Company shall have submitted to the Lenders and the Administrative Agent a written report (a "PROJECT SUMMARY & FEASIBILITY REPORT"), prepared by the Company in a standardized format acceptable to the Administrative Agent, concerning the proposed Project, (A) describing such proposed Project in reasonable detail, (B) indicating whether or not such Project is one of the types of projects covered by the Master Plans and Specifications, and if such Project involves any material deviations from the Master Plans and Specifications, describing such deviations in reasonable detail, (C) containing a detailed construction cost estimate and a 2-year estimated cash flow analysis (or such longer period as is necessary to include at least 12 complete calendar months of commercial operation following achievement of lease-up to approximately 95% of maximum occupancy), and (D) containing other cost, feasibility, demographic, and competition, absorption and other marketing information and analysis (including vacancies and rates of any existing competing facilities), with respect to such Project; and all such materials shall be satisfactory in all respects to the Required Lenders, in their reasonable discretion.

                  (iv) ENGINEERING REPORT. At the Company's or any applicable Borrower's expense, there shall have been submitted to the Lenders and the Administrative Agent a written report (an "ENGINEERING REPORT") prepared by the Inspecting Consultant concerning the construction of the Improvements for such Project at a total cost not to exceed the cost estimate contained in the Project Summary & Feasibility Report, and covering any material deviations from the Master Plans and Specifications; and such Engineering Report shall be satisfactory in all respects to the Required Lenders, in their reasonable discretion.

                  (v) ENVIRONMENTAL REPORT. The Company shall, at its or any applicable Borrower's expense, have caused to be delivered to the Lenders and the Collateral Agent a "Phase I" (or if required by any Lender or the Collateral Agent, a "Phase II") environmental report (an "ENVIRONMENTAL REPORT"), satisfactory in form and substance to the Required Lenders and the Collateral Agent, dated as of a recent date and addressed to the Lenders and the Collateral Agent or accompanied by separate letter indicating that the Collateral Agent and the Lenders may rely thereon, from a nationally recognized environmental consultant acceptable to the Required Lenders and the Collateral Agent, covering the Real Property associated with such Project and the operations and activities to be conducted thereon, and including the opinion of such consultant to the effect that (A) such Real Property is currently in compliance with Environmental Laws, (B) there are no known or reasonably foreseeable risks of liability for costs or expenses of remediation, or for liability to others, under or in connection with any Environmental Laws, for any pre-existing conditions or events associated with such Real Property, or if any such risks are identified by such consultant in its Environmental Report, they are, as to amount and degree of risk, acceptable to the Required Lenders, (C) construction and operation of the proposed Project thereon, as proposed by the Company, does not appear to involve any unusual risks of liability for violations of Environmental Laws, and (D) such consultant does not recommend any further investigation or study of such Real Property with respect to environmental matters which may be associated therewith.

                  (vi) APPRAISAL. At the Company's or any applicable Borrower's expense, the Administrative Agent shall have commissioned, and there shall have been delivered to the Lenders and the Collateral Agent, a written appraisal report (an "APPRAISAL REPORT") establishing
         (x) the estimated fair market value of the Land and Improvements included in the Project, and (y) the estimated Appraised Stabilized Value of the Project, satisfactory in form and substance to all of the Lenders and the Collateral Agent, dated as of a recent date (and in any event within 6 months) and addressed to the Lenders and the Collateral Agent or accompanied by separate letter indicating that the Collateral Agent and the Lenders may rely thereon, from a nationally recognized appraisal firm which is a Member of the American Institute of Real Estate Appraisers (or has a corresponding professional designation) and is acceptable to the Required Lenders and the Collateral Agent. Such appraisal report shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") (Sub-part C of 12 C.F.R. 34) and shall also be prepared in response to an engagement letter to be issued by the Administrative Agent or the Collateral Agent.

                  (vii) QUALIFICATION FOR INCLUSION UNDER A PROJECT TAKE-OUT AGREEMENT. Copies of the documentation referred to above shall have been provided by the Company to the Permanent Lender or the Supplemental Permanent Lender, as applicable, and the Permanent Lender or the Supplemental Permanent Lender, as applicable, shall have delivered to the Administrative Agent a letter, substantially in the form attached as Exhibit I hereto, pursuant to which the Permanent Lender or the Supplemental Permanent Lender, as applicable, shall have indicated on a preliminary basis that such documentation is satisfactory to it, and there shall be no reason to believe that the Permanent Lender or the Supplemental Permanent Lender, as applicable, will not execute a Project Take-Out Agreement with respect to such Project as contemplated by section 6.2(e).

                  (viii) SUFFICIENT UNUTILIZED COMMITMENTS. The Administrative Agent shall have determined, in its reasonable discretion, that the aggregate principal amount of Loans to be made under a Facility hereunder to finance such Project through construction, completion and full commercial operation for a period of at least 12 full calendar months, together with the aggregate principal amount of Loans thereafter to be made under the same Facility to finance all other Projects of all other Borrowers through construction, completion and full commercial operation for a period of at least 12 full calendar months, will not exceed the Unutilized Total Tranche A Commitment or the Unutilized Total Tranche B Commitment, as applicable, in effect at such time.

                  (ix) NO CHANGE OF CONTROL. No Change of Control shall have occurred, unless all of the Lenders (other than any Defaulting Lender) shall have waived this condition in writing.

The Administrative Agent will notify the Company and the Lenders whenever a Project becomes a qualified Project eligible for financing hereunder.

         (b) COMPANY TO SUPPLY DOCUMENTATION IN ANTICIPATION OF QUALIFICATION OF A PROJECT AND INITIAL BORROWING FOR SUCH PROJECT. The Company will, or will cause the applicable Borrower to, deliver to the Administrative Agent, the information and documentation referred to in clauses (ii) through
(vi) of section 2.2(a) to be provided by or on behalf of a Borrower sufficiently in advance of the dates that the Company desires a particular Project to be qualified hereunder and for a Borrower to incur Loans hereunder to finance such Project, in order that the Administrative Agent may distribute a Project Package and any Supplemental Project Package to the Lenders, and the Lenders may respond thereto, as contemplated hereby, on a timely basis.

         (c) SUBMISSION OF PROJECT PACKAGES TO LENDERS. Promptly after the Administrative Agent receives for a proposed Project all of the applicable items specified in clauses (ii)(B), (iii), (iv), (v) and (vi) of section 2.2(a), namely,

                  (1) the report of the Inspecting Consultant referred to in clause (ii)(B) of section 2.2(a), if such Project is not a standard type of Project which is covered by the Master Plans and Specifications, or there are material deviations from the Master Plans and Specifications,

                  (2)      the Project Summary & Feasibility Report,

                  (3)      the Engineering Report,

                  (4)      the Environmental Report, and

                  (5)      the Appraisal Report,

which are in form and substance satisfactory to it, the Administrative Agent will assemble and furnish to the Lenders a package (a "PROJECT PACKAGE") consisting of copies of such items. Each Lender shall advise the Administrative Agent in writing within 10 Business Days after its receipt of a Project Package whether it approves or disapproves of the items included in the Project Package. Any such approval or disapproval shall be communicated by a letter or other communication substantially in the form attached as Exhibit J hereto. Failure of a Lender to so communicate its approval or disapproval within such time period shall be deemed an approval of all such items by such Lender.

         (d) SUBMISSION OF ADDITIONAL PROJECT MATERIALS AND CERTAIN PROPOSED CLOSING DOCUMENTS TO LENDERS. Promptly after the Administrative Agent shall have received for a Project copies of any of the items referred to in section 6.2 hereof as to which the approval of the Required Lenders is required, or any other proposed closing documents referred to in section 6.2 hereof which contain any material variations from the documentation contemplated by section 6.2, in each case which are in form and substance satisfactory to it, the Administrative Agent will assemble and furnish to the Lenders a package (a "SUPPLEMENTAL PROJECT PACKAGE") consisting of copies of such item or items. Each Lender shall advise the Administrative Agent in writing within 10 Business Days after its receipt of a Supplemental Project Package whether it approves or disapproves of the item or items included in the Supplemental Project Package. Any such approval or disapproval shall be communicated by a letter or other communication substantially in the form attached as Exhibit J hereto. Failure of a Lender to so communicate its approval or disapproval within such time period shall be deemed an approval of all such items by such Lender.

         2.3. DRAW REQUESTS AND PROCEDURES. Subject to the terms and conditions hereof, a Borrower may obtain proceeds of Loans made to it hereunder, from time to time, only for payment of construction costs of the Improvements to such Borrower's Project, as such construction occurs, for payment of other costs incurred as contemplated by the Project Summary & Feasibility Report, and for interest and other amounts payable by such Borrower hereunder and under the other Credit Documents to which such Borrower is a party. The Company and any applicable Borrower will comply with the following procedures and requirements in connection with any Notice of Borrowing relating to Loans to be used as contemplated hereby:

                  (a) Draw Requests shall be submitted by the Company, on behalf of all Borrowers, to the Administrative Agent not more frequently than monthly, and on a single day, as opposed to one or more Draw Requests being submitted over the course of several days during a month, EXCEPT that, notwithstanding the foregoing, a Draw Request and related Notice of Borrowing of Loans shall be deemed to have been submitted on behalf of any Borrower, resulting in the incurrence of Loans which are Prime Rate Loans (unless the Company shall have made arrangements with the Administrative Agent for such Loans to be Eurodollar Loans and for the initial Interest Period for such Eurodollar Loans), at such times and in such amounts as are necessary to pay interest on the Loans of such Borrower and any other amounts payable by such Borrower under the Credit Documents. .

                  (b) At least 10 Business Days before the date on which the Company (on behalf of the applicable Borrowers) desires disbursements to the Borrowers of Loan proceeds, the Company (on behalf of all Borrowers) shall submit to the Administrative Agent (i) a series of Draw Requests, one for each Project, (ii) a monthly progress report for each Project, and (iii) a consolidating "roll up" report (a "ROLL UP REPORT") for all Projects, substantially in the form attached hereto as Exhibit B-3, containing, among other things, Project progress and costs versus the budget amounts reflected in the Project Summary & Feasibility Report for each Project covered by the Roll Up Report.

                  (c) Any requisition for disbursement of Loan proceeds (a "DRAW REQUEST") using (x) as to "hard costs", AIA Form G702 , or such other standardized forms or formats for information typically used by the Company as shall be reasonably acceptable to the Administrative Agent, accompanied by a cost breakdown, the accuracy of which shall be certified by the Company on behalf of such Borrower, and (y) as to "soft costs", a standardized request form, containing such information and/or documentation, certified by the Company on behalf of the applicable Borrower, as the Administrative Agent may reasonably require hereunder.

                  (d) The Administrative Agent's "Use of Proceeds" form shall serve as the disbursement control for each line item. Borrowings shall not be made or Loan proceeds disbursed for any line item in excess of the amount shown for such item in such "Use of Proceeds" form. No disbursement of Loan proceeds shall be made by the Administrative Agent hereunder for any material additions to or increases in any identifiable portion of the cost of construction of the Improvements as reflected in the Master Plans and Specifications (with such deviations as shall be applicable to the particular Project), or specific Plans and Specifications for a particular Project, or Project Summary & Feasibility Report, UNLESS either (x) such additions and/or increases have been reflected in a modification of the Plans and Specifications or Project Summary & Feasibility Report delivered to and satisfactory in all respects to the Administrative Agent and the Required Lenders, in their reasonable discretion, or (y) the increases do not exceed $50,000 as to any particular item or $100,000 in the aggregate for a particular Project.

                  (e) The aggregate principal amount of Loan proceeds used as construction disbursements for a Project shall not at any time exceed an amount equal to (i) the percentage of completion, as determined by the Administrative Agent as provided below, TIMES (ii) the estimated total Project costs included in the Project Summary & Feasibility Report, as modified from time to time, for such Project, MINUS (iii) an amount (the "RETAINAGE AMOUNT") equal to the greater of
         (x) 5% of the value of all construction work on such Project which has been completed, or (y) such greater percentage of work completed as to which such Borrower is entitled to withhold payment as a retainage under the principal construction contract for such Project.

                  In determining the percentage of completion, the Administrative Agent shall primarily utilize the information contained in the Draw Requests and the supporting materials provided in connection therewith. In addition, from time to time, at intervals which approximate 1/3 completion, 2/3 completion and 100% completion, or more frequently if reasonably required by the Administrative Agent, the Administrative Agent will cause the Inspecting Consultant to make physical inspections of the Improvements to such Project and to issue a report with respect thereto. The Administrative Agent shall use the information so provided by the Inspecting Consultant to verify that the construction disbursements which have theretofore been made on the basis of the Draw Requests accurately reflected the amount of construction completed at such times. It shall not be a condition to construction disbursements reflecting any particular percentage of completion of construction that the Administrative Agent shall have actually received a report of the Inspecting Consultant verifying that the actual construction completed conforms to the percentage completion reflected in the Draw Requests. Rather, it is anticipated that the Administrative Agent will use reasonable discretion in scheduling the physical inspections and reports by the Inspecting Consultant so that such reports may be used by the Administrative Agent as a periodic verification of the information contained in the Draw Requests. The Company or the applicable Borrower shall make arrangements for advance payment or reimbursement by the Company or such Borrower of the fees and expenses of the Inspecting Consultant in making any such physical inspections.

                  (f) Following completion of construction of a Project, the aggregate principal amount of Loan proceeds used as disbursements for operating deficits of such Project shall not at any time exceed the amount of operating deficits identified as part of the estimated total Project costs included in the Project Summary & Feasibility Report, as modified from time to time, for such Project. Draw Requests covering such operating deficits may be submitted by the Company on behalf of a Borrower on an estimated basis. If the Administrative Agent determines at any time on the basis of detailed financial information for a Project delivered pursuant to section 8.1 hereof that the disbursements of Loan proceeds for operating deficits for any month or other period have exceeded the actual operating deficit for such month or other period by more that $50,000, further disbursements of Loan proceeds to cover operating deficits for such Project shall be reduced to such levels as the Administrative Agent reasonably determines is necessary to avoid an imbalance between actual operating deficits and the operating deficits covered by and funded pursuant to Draw Requests. If at any time after the Administrative Agent determines that no additional disbursements to cover operating deficits of a Project are anticipated hereunder, the Administrative Agent determines on the basis of detailed financial information for a Project delivered pursuant to section 8.1 hereof that the disbursements of Loan proceeds for operating deficits of a Project have exceeded the actual operating deficits of such Project, the Administrative Agent may, upon not less than two Business Days' prior written notice to the Company, require the applicable Borrower to prepay its Loans for such Project, on a date reasonably selected by the Administrative Agent so as to minimize any breakage compensation payable under section 2.12 and notified to the Company, in an aggregate principal amount at least sufficient to eliminate such excess.

                  (g) The Company on behalf of a Borrower shall furnish the Administrative Agent, the Collateral Agent and the Title Company with any evidence, lien waivers, or affidavits required by the Title Company if any liens of contractors, subcontractors or materialmen would appear on the endorsement to be issued with respect to the applicable Title Policy covering any disbursement of Loan proceeds.

                  (h) The Administrative Agent may, at its election, disburse the proceeds of Loans made to a Borrower (i) to the Company (on behalf of such Borrower), (ii) to such Borrower, (iii) directly to the persons furnishing labor or materials who have furnished bills for labor or materials (which bills have been approved for payment by the Borrower (or by the Company on its behalf), if no Event of Default is in existence), or (iv) as otherwise requested by the Company on behalf of an applicable Borrower), in any such case to be used for the purposes covered by the applicable Draw Request.

                  (i) Disbursement of Loan proceeds to or on behalf of a Borrower to finance a Project may be made to cover the cost of materials stored on the Premises of such Project for a time period of not more than 180 days, PROVIDED the same are adequately secured and insured. No disbursement of Loan proceeds will be made to or on behalf of a Borrower based on the cost of materials not stored on the Premises of such Project, unless such materials are stored in licensed and bonded warehouses and the Collateral Agent shall have received such documentation as is necessary to perfect its lien and security interest in such materials.

         2.4. NOTICE OF BORROWING. (a) Whenever the Company desires that a Borrower or Borrowers incur Loans to cover disbursements which are covered by a Draw Request or Draw Requests and may otherwise be incurred by such Borrower or Borrowers as contemplated by sections 2.1 and 2.3, the Company shall give the Administrative Agent at its Notice Office, prior to 10:00 A.M. (local time at its Notice Office), at least three Business Days' prior written notice of each Borrowing to be made hereunder. Each such notice (each such notice, a "NOTICE OF BORROWING") shall be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the name of the Borrower or Borrowers which is to incur such Loans, the Facility under which such Loans are to be made and the aggregate principal amount of the Loans to be made by each such Borrower for each Project pursuant to any such Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) whether any such Borrowing shall consist of Prime Rate Loans or Eurodollar Loans; and (iv) if any requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate indirect share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) The Administrative Agent may act prior to receipt of a written Notice of Borrowing without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Company entitled to give telephonic notices under this Agreement on behalf of the Company and any applicable Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.5. DISBURSEMENT OF FUNDS. (a) No later than 12:00 noon (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Eurodollar Loans, and no later than 12:00 noon (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Prime Rate Loans, each Lender will make available its PRO RATA share, if any, of each Borrowing of Loans requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office. The Administrative Agent promptly will either (x) make such amounts available to the applicable Borrower by (x) depositing to the Company's account at the Payment Office (for disbursement by the Company to the applicable Borrower) the aggregate of the amounts so made available in the type of funds received, (y) if the Company so elects on behalf of any Borrower and the Administrative Agent is willing to accommodate such request, wire transferring such amount to such account of such Borrower (or of the Company, to be disbursed by it for the benefit of such Borrower) at a financial institution located in the continental United States, or (z) as to all or any portion of such amounts, applying such amounts to the direct payment of bills for materials and labor as contemplated by section 2.3. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower (and/or so apply) a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company (on behalf of the applicable Borrower), and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the applicable Borrower, the then applicable rate of interest, calculated in accordance with section 2.9, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.12).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.1 or 4.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Company or any applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.6. NOTES; AND LOAN ACCOUNTS. (a) FORMS OF NOTES. The Company's and the Borrowers' obligations to pay the principal of, and interest on, the Loans made to the Borrowers by a Lender shall be evidenced by (i) a promissory note of the Company substantially in the form of Exhibit A-1 (each such promissory note of the Company, a "NOTE" and all such promissory notes of the Company, collectively, the "NOTES"), (ii) the Company's guaranty obligations contained in section 12 of this Agreement, and (iii) the respective agreements of the Borrowers contained in the Joinder Supplements.

         (b) NOTES. The Note issued by the Company to a Lender shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan outstanding thereunder is made;
(iii) cover all Projects of all Borrowers financed hereunder; (iv) be payable in the principal amount of Loans evidenced thereby; (v) mature as to any Loans for any Project evidenced thereby on the date or dates provided for in section 2.7;
(vi) bear interest as provided in section 2.9 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby; (vii) be subject to mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) PROJECT PROMISSORY NOTES. Recognizing that it may be necessary or appropriate for a Borrower to execute and deliver one or more Project Promissory Notes evidencing its obligations in respect of the Loans made to it for any particular Project or Project, the Administrative Agent may require any Borrower to execute and deliver such Project Promissory Notes as provided in the Joinder Supplement to which such Borrower is a party. Payments by a Borrower under any such Project Promissory Notes are to be applied against such Borrower's obligations under the Notes as provided in the Notes.

         (d) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender for a particular Project, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (e) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Type thereof, the particular Facility under which such Loan was made, the particular Project for which such Loan was made, and the Interest Period (if such Loan is a Eurodollar Loan), (ii) the amount of any principal due and payable or to become due and payable from the applicable Borrower to each Lender hereunder in respect of such Loan, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (f) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.6(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans in accordance with the terms of this Agreement.

         (g) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect any Borrower's obligations in respect of such Loans.

         2.7. MATURITY. The Loans to any Borrower for a Project shall mature and shall be repaid in full, together with accrued interest thereon, on the 15th monthly anniversary of the date of the initial Borrowing by such Borrower hereunder for such Project, SUBJECT to the following:

                  (a) 3-MONTH CONSTRUCTION EXTENSION OPTION. The Company may elect on behalf of any Borrower which has incurred Loans to finance a Project hereunder to extend the maturity date of such Borrower's Loans for such Project for a period expiring on the three month anniversary of the date such Loans otherwise would have matured as provided above, by giving the Administrative Agent written notice of such election, PROVIDED that no such election or extension of the maturity date of any Loans for a Project shall be or become effective unless at the time thereof all of the conditions specified in section 2.7(d) have been satisfied.

                  (b) 12-MONTH MINI-PERM EXTENSION OPTION. If (1) construction of a Project of a Borrower shall have been completed, (2) such Borrower shall have received a Certificate of Occupancy for such Project, together with any required governmental licenses and permits necessary for such Borrower to commence commercial operation of such Project, and (3) the Administrative Agent shall have received evidence, satisfactory to it, of satisfaction of the foregoing conditions, the Company may elect on behalf of such Borrower to extend the maturity date of such Borrower's Loans for such Project for a period expiring on the first anniversary of the date such Loans otherwise would have matured as provided above (taking into account any extension of such maturity under section 2.7(a) above), by giving the Administrative Agent written notice of such election, PROVIDED that no such election or extension of the maturity date of any Loans for a Project shall be or become effective unless at the time thereof all of the conditions specified in section 2.7(d) have been satisfied.

                  (c) 45-DAY FURTHER EXTENSION OPTION TO COORDINATE TAKE-OUT. If the maturity of the Loans of a Borrower for a Project has been extended as provided in section 2.7(b) and such Borrower requires additional time to prepare financial statements for a full 12 months of operations for such Project, and/or to otherwise coordinate the satisfaction of the conditions to the obligations of the Permanent Lender or Supplemental Permanent Lender, as applicable, under its Project Commitment (as defined in the Project Take-Out Agreement for such Project), the Company may elect on behalf of such Borrower to extend the maturity date of such Borrower's Loans for such Project for a period expiring on 45th day following the date such Loans otherwise would have matured as provided above (taking into account any extensions of such maturity under section 2.7(a) and (b) above), by giving the Administrative Agent written notice of such election, PROVIDED that no such election or extension of the maturity date of any Loans for a Project shall be or become effective unless at the time thereof all of the conditions specified in section 2.7(d) have been satisfied.

                  (d) CONDITIONS TO EXTENSIONS. The conditions to any extension of the maturity of any Loans for a Project pursuant to section 2.7(a), (b) or (c) above are:

                           (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing,

                           (ii) no Change of Control Prepayment Event shall have occurred;

                           (iii)    the Administrative Agent shall have
                  determined (in the exercise of reasonable judgment) that is highly probable that such Project will have been completed, a Certificate of Occupancy issued with respect thereto, and a full 12 calendar months of operation of such Project will have been completed, prior to the expiration of the then term of the commitment of the Permanent Lender or Supplemental Permanent Lender, as the case may be, under its Project Commitment (as such term is defined in the Project Take-Out Agreement for such Project) with respect to such Project, and

                           (iv)     the Administrative Agent shall have
                  determined (in the exercise of reasonable judgment) that there is no credible reason to believe that any conditions to the obligations of the Permanent Lender or Supplemental Permanent Lender, as the case may be, under the Project Take-Out Agreement applicable to such Loans will not be satisfied at the time by which the Administrative Agent reasonably estimates such Project will have been completed, a Certificate of Occupancy issued with respect thereto, and such Project shall have been operated for a full 12 full calendar month period.

The Administrative Agent shall promptly (x) furnish to the Lenders copies of any elections by the Company pursuant to this section 2.7, and (y) notify the Company (acting on behalf of any applicable Borrower) and the Lenders in writing of any extension of the maturity of any Loans of a Borrower for a Project which becomes effective under this section 2.7. In determining whether a Certificate of Occupancy has been issued for a Project which consists of separate buildings, a Certificate of Occupancy for such Project shall only be considered to have been issued when one or more Certificates of Occupancy covering all of such buildings have been issued.

     2.8. CONVERSIONS. The Company (on behalf of all applicable Borrowers) shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans of one Type owing by a Borrower pursuant to a Borrowing under a Facility into a Borrowing by such Borrower under the same Facility of the other Type of Loans which can be made hereunder, PROVIDED that:

                  (a)      either

                           (i) all Loans made by all Borrowers pursuant to a Borrowing under the same Facility shall be converted into a Borrowing of the other Type of Loans which can be made pursuant to such Facility, and if such Loans are converted into Eurodollar Loans there shall be a single Interest Period applicable to such Loans; or

                           (ii) a fixed proportion of all Loans made by all Borrowers pursuant to a Borrowing under the same Facility, conforming to the Minimum Borrowing Amount, shall be converted into a Borrowing of the other Type of Loans which can be made pursuant to such Facility, and if such Loans are converted into Eurodollar Loans there shall be a single Interest Period applicable to such Loans; or

                           (iii) if permitted by the Administrative Agent, acting in the exercise of its reasonable discretion and taking into account the number of Borrowings consisting of Eurodollar Loans which will be outstanding hereunder, a fixed proportion or Dollar amount of any Loans made by a Borrower pursuant to a Borrowing under the same Facility, conforming to the Minimum Borrowing Amount, shall be converted into a Borrowing of the other Type of Loans which can be made pursuant to such Facility, and if such Loans are converted into Eurodollar Loans there shall be a single Interest Period applicable to such Loans;

                  (b) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

                  (c) any conversion of Eurodollar Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans;

                  (d) Prime Rate Loans may only be converted into Eurodollar Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Tranche A Lenders, in the case of Tranche A Loans, or the Required Tranche B Lenders, in the case of Tranche B Loans, otherwise agree; and

                  (e)      Borrowings of Eurodollar Loans resulting from this
         section 2.8 shall conform to the requirements of section 2.1(d).

Each such conversion shall be effected by the Company (on behalf of any applicable Borrower) giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the name of the applicable Borrower, the Loans to be so converted and the Facility under which such Loans were incurred, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by a Borrower is not considered a conversion of Loans into other Loans.

         2.9. INTEREST. (a) The unpaid principal amount of each Loan which is a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time.

         (b) The unpaid principal amount of each Loan which is a Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate for such Loan PLUS 200 basis points per annum.

         (c)      Notwithstanding the above provisions:

                  (i) if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan of each Borrower shall bear interest, payable on demand, at a rate per annum equal to the lesser of (x) 2% per annum above the rate in effect for such Loan from time to time pursuant to section 2.9(a) or
         (b), as applicable, and (y) the Highest Lawful Rate; and

                  (ii) if any amount (other than the principal of and interest on the Loans) payable by the Company or any Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at the lesser of (x) a fluctuating rate per annum equal to 2% per annum above the rate in effect from time to time pursuant to section 2.9(a), and (y) the Highest Lawful Rate.

         (d) Interest shall accrue from and including the date of any Borrowing by a Borrower to but excluding the date of any prepayment or repayment thereof and shall be payable in respect of each Loan (i) on the first Business Day of each calendar month, and (ii) on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with section 13.7(b).

         (f) Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Borrowing consisting of Eurodollar Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurodollar Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Company (which shall in turn transmit notice thereof to any applicable Borrower) and the Lenders thereof.

         2.10. INTEREST PERIODS. (a) At the time the Company (on behalf of all applicable Borrowers) gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (local time at the applicable Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, the Company (on behalf of all applicable Borrowers) shall have the right to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Company (on behalf of all applicable Borrowers), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) all Eurodollar Loans made by all Borrowers pursuant to a Borrowing under the same Facility shall have a single Interest Period (it being understood that, subject to the limitation of section 2.1(d) hereof on the maximum number of Borrowings of Eurodollar Loans which may be outstanding hereunder, there may be more than one Borrowing by one or more Borrowers under the same Facility which consist of Eurodollar Loans);

                  (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period for any Loan may be selected which would end after the maturity date for such Loan as provided in section 2.7; and

                  (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Tranche A Lenders, in the case of Tranche A Loans, or the Required Tranche B Lenders, in the case of Tranche B Loans, otherwise agree.

         (b) If in accordance with the above provisions the Company (on behalf of any applicable Borrower) is entitled to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans, but fails to do so in a timely manner as provided above, the Company (on behalf of the applicable Borrower) shall be deemed to have elected an Interest Period of one month.

         (c) If upon the expiration of any Interest Period the Company (on behalf of any applicable Borrower) is not entitled to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Company (on behalf of the applicable Borrower) shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

         2.11. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the official interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company (on behalf of any applicable Borrower) and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Company (on behalf of any applicable Borrower) and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company (on behalf of any applicable Borrower) with respect to Eurodollar Loans which have not yet been incurred or converted shall be deemed rescinded by the Company (on behalf of any applicable Borrower) or, in the case of a Notice of Borrowing, shall, at the option of the Company (on behalf of any applicable Borrower), be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Company (on behalf of any applicable Borrower) by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.11(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.11(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.11(a)(iii) the applicable Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Company (on behalf of any applicable Borrower) was notified by a Lender pursuant to section 2.11(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.11(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.11(c), will give prompt written notice thereof to the Company (on behalf of any applicable Borrower), which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the applicable Borrower's obligations to pay additional amounts pursuant to this section 2.11(c) upon the subsequent receipt of such notice.

         (d)      Notwithstanding anything in this Agreement to the contrary,
(i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.11 or 5.4 for any amounts incurred or accruing more than 90 days prior to the giving of notice to the Company (on behalf of any applicable Borrower) of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.11(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.12. BREAKAGE COMPENSATION. Each applicable Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company (on behalf of any applicable Borrower) or deemed withdrawn pursuant to section 2.11(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company (on behalf of any applicable Borrower); (iv) as a consequence of a forced assignment of its loans pursuant to section 2.13(b) hereof; or (v) as a consequence of (x) any other default by such Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.11(b).

         2.13. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.11(a)(ii) or (iii) or 2.11(c) with respect to such Lender, it will, if requested by the Company (on behalf of any applicable Borrower), use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.11(a)(ii) or (iii) or 2.11(c) with respect to such Lender, or if any Lender is a Defaulting Lender, then the Company (on behalf of any applicable Borrower) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including amounts payable under section 2.10, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.11(a)(ii) or (iii) or 2.11(c) with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in section 2.11.

         SECTION 3.        FEES.

         3.1. TRANCHE B COMMITMENT FEE. The Company agrees to pay to the Administrative Agent a commitment fee ("TRANCHE B COMMITMENT FEE") for the PRO RATA account of each Non-Defaulting Lender which has a Tranche B Commitment, for the period from and including the Effective Date to but not including the earlier of (x) the Tranche B Activation Date or (y) the date the Total Tranche B Commitment has been terminated, on the average daily amount of the Unutilized Total Tranche B Commitment, at the rate of 12.5 basis points per annum, payable quarterly in arrears on the last Business Day of each March, June, September and December and the Tranche B Activation Date, or such earlier date on which the Total Tranche B Commitment is terminated.

         3.2. OTHER FEES. The Company shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Company and the Administrative Agent.

         SECTION 4.        COMMITMENTS.

         4.1. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Company shall have the right (on its own behalf and on behalf of all Borrowers), without premium or penalty, to:

                  (a) terminate the Total Commitment, PROVIDED that all outstanding Loans of all Borrowers are contemporaneously prepaid in full;

                  (b) terminate the Total Tranche A Commitment, PROVIDED that (i) all outstanding Tranche A Loans of all Borrowers are contemporaneously prepaid in full, and (ii) the Total Tranche B Commitment has been terminated, or is contemporaneously being terminated, in accordance with this section 4.1;

                  (c) terminate the Total Tranche B Commitment, PROVIDED that all outstanding Tranche B Loans of all Borrowers are contemporaneously prepaid in full;

                  (d) partially and permanently reduce the Unutilized Total Tranche A Commitment, PROVIDED that (i) after giving effect thereto, the remaining Unutilized Total Tranche A Commitment exceeds the Reserved Portion of the Total Tranche A Commitment then in effect by at least $5,000,000, (ii) any such reduction shall apply to proportionately and permanently reduce the Tranche A Commitment of each of the Lenders, in accordance with their respective Tranche A Percentages; and (iii) any partial reduction of the Unutilized Total Tranche A Commitment pursuant to this section 4.1 shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000); and/or

                  (e) partially and permanently reduce the Unutilized Total Tranche B Commitment, PROVIDED that (i) no partial reduction of the Total Tranche B Commitment may be made prior to the Tranche B Activation Date without the consent of all of the Lenders with Tranche B Commitments, (ii) after giving effect thereto, the remaining Unutilized Total Tranche B Commitment exceeds the Reserved Portion of the Total Tranche B Commitment then in effect by at least $5,000,000,
         (iii) any such reduction shall apply to proportionately and permanently reduce the Tranche B Commitment of each of the Lenders, in accordance with their respective Tranche B Percentages; and (iv) any partial reduction of the Unutilized Total Tranche B Commitment pursuant to this section 4.1 shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.2. MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on the three month anniversary of the Effective Date, unless a Borrowing of Loans has occurred on or prior to such date.

         (b) The Total Tranche A Commitment shall terminate (and the Tranche A Commitment of each Lender shall terminate) on the earlier of (i) the date when no additional Tranche A Loans may be incurred hereunder, (ii) the date when the commitment of the Permanent Lender under the Permanent Credit Agreement is terminated, and (iii) the date on which a Change of Control Prepayment Event occurs.

         (c) The Total Tranche B Commitment shall terminate (and the Tranche B Commitment of each Lender shall terminate) on the earlier of (i) the date when no additional Tranche B Loans may be incurred hereunder, (ii) the date when either the commitment of the Permanent Lender under the Permanent Credit Agreement, or the commitment of the Supplemental Permanent Lender under the Supplemental Permanent Credit Agreement, is terminated, and (iii) the date on which a Change of Control Prepayment Event occurs.

         (d) Whenever additional Tranche A Loans are incurred, such Tranche A Loans shall be considered a utilization of the Total Tranche A Commitment in an amount equal to the aggregate principal amount of the Tranche A Loans so incurred. Whenever a principal amount of Tranche A Loans is repaid or prepaid, such amount shall not be available for reborrowing by the same or any other Borrower, and the principal amount so repaid or prepaid shall be applied to permanently reduce the Total Tranche A Commitment (and to proportionately and permanently reduce the Tranche A Commitment of each of the Lenders).

         (e) Whenever additional Tranche B Loans are incurred, such Tranche B Loans shall be considered a utilization of the Total Tranche B Commitment in an amount equal to the aggregate principal amount of the Tranche B Loans so incurred. Whenever a principal amount of Tranche B Loans is repaid or prepaid, such amount shall not be available for reborrowing by the same or any other Borrower, and the principal amount so repaid or prepaid shall be applied to permanently reduce the Total Tranche B Commitment (and to proportionately and permanently reduce the Tranche B Commitment of each of the Lenders).

         (f) If the Company shall at any time voluntarily reduce the unutilized commitment of the Permanent Lender or the Supplemental Permanent Lender under the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement, as applicable, the Company will contemporaneously make a proportionate permanent reduction in the Unutilized Total Tranche A Commitment or the Unutilized Total Tranche B Commitment, as applicable, pursuant to section 4.1.

         (g) If a Change of Control occurs, and the effect thereof under this section 4.2(g) is not waived in writing by all of the Lenders (other than any Defaulting Lender), (i) the then Unutilized Total Tranche A Commitment shall be automatically, immediately and permanently reduced to the then Reserved Portion of the Total Tranche A Commitment, and (ii) the then Unutilized Total Tranche B Commitment shall be automatically, immediately and permanently reduced to the then Reserved Portion of the Total Tranche B Commitment. The Administrative Agent will give the Company and the Lenders written notice of any such reduction, but no delay in giving, or failure to give, such notice shall postpone or otherwise impair the occurrence of such reduction.

         4.3. EXTENSION OF COMMITMENT PERIOD TERMINATION DATES. (a) At any time during the period commencing 90 days prior to the Tranche A Commitment Period Termination Date and ending 60 days prior to the Tranche A Commitment Period Termination Date, the Company may request the Administrative Agent to determine if all of the Lenders with Tranche A Commitments are then willing to extend the Tranche A Commitment Period Termination Date for a single additional year. If the Company so requests, the Administrative Agent will so advise the Lenders with Tranche A Commitments. If all of the Lenders with Tranche A Commitments in their sole discretion are all willing to so extend the Tranche A Commitment Period Termination Date, after taking into account such considerations (including, without limitation, the contemporaneous or prior extension by the Permanent Lender and any Supplemental Permanent Lender of the commitment period under the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement, as applicable, to a date which is expected to be sufficient to permit the Permanent Lender and (if applicable) the Supplemental Permanent Lender to execute a Project Take-Out Agreement for any Project whose financing hereunder commenced prior to the date to which the Tranche A Commitment Period Termination Date is proposed to be extended) as any such Lender may deem relevant, the Company (on behalf of itself and all Borrowers), the Administrative Agent and all of the Lenders with Tranche A Commitments shall execute and deliver a definitive written instrument so extending the Tranche A Commitment Period Termination Date. No such extension of the Tranche A Commitment Period Termination Date shall be valid or effective for any purpose UNLESS (x) such definitive written instrument is so signed and delivered within 45 days following the giving by the Administrative Agent of notice to the Lenders with Tranche A Commitments that the Company has requested such an extension, and (y) the Company has paid to the Administrative Agent, for the PRO RATA account of the Lenders with Tranche A Commitments, such extension fees as may be agreed upon by the Company and the Lenders with Tranche A Commitments.

         (b) At any time during the period commencing 90 days prior to the Tranche B Commitment Period Termination Date and ending 60 days prior to the Tranche B Commitment Period Termination Date, the Company may request the Administrative Agent to determine if all of the Lenders with Tranche B Commitments are then willing to extend the Tranche B Commitment Period Termination Date for a single additional year. If the Company so requests, the Administrative Agent will so advise the Lenders with Tranche B Commitments. If all of the Lenders with Tranche B Commitments in their sole discretion are all willing to so extend the Tranche B Commitment Period Termination Date, after taking into account such considerations (including, without limitation, the contemporaneous or prior extension by the Permanent Lender and any Supplemental Permanent Lender of the commitment period under the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement, as applicable, to a date which is expected to be sufficient to permit the Permanent Lender and (if applicable) the Supplemental Permanent Lender to execute a Project Take-Out Agreement for any Project whose financing hereunder commenced prior to the date to which the Tranche B Commitment Period Termination Date is proposed to be extended) as any such Lender may deem relevant, the Company (on behalf of itself and all Borrowers), the Administrative Agent and all of the Lenders with Tranche B Commitments shall execute and deliver a definitive written instrument so extending the Tranche B Commitment Period Termination Date. No such extension of the Tranche B Commitment Period Termination Date shall be valid or effective for any purpose UNLESS (x) such definitive written instrument is so signed and delivered within 45 days following the giving by the Administrative Agent of notice to the Lenders with Tranche B Commitments that the Company has requested such an extension, and (y) the Company has paid to the Administrative Agent, for the PRO RATA account of the Lenders with Tranche B Commitments, such extension fees as may be agreed upon by the Company and the Lenders with Tranche B Commitments.

         4.4. SYNTHETIC LEASING PROPOSALS. In the event that at any time prior to the expiration or termination of the Total Commitment the Company proposes to the Administrative Agent or any Lender that a project which could have been financed as a Project hereunder be financed by means of a synthetic lease financing transaction, (i) the Administrative Agent or such Lender, as the case may be, shall so advise the Lenders, (ii) if the Administrative Agent or such Lender, as the case may be, has an interest in developing a synthetic lease financing proposal for such project, it shall do so, and if such proposal is acceptable to the Company, the Administrative Agent or such Lender, as the case may be, shall offer the Lenders the opportunity to participate in the financing contemplated thereby on a pro rata basis consistent with their respective Percentages of the Total Commitment hereunder, and (iii) if such proposal is implemented, the Company will, if requested by the Administrative Agent, permanently reduce the Unutilized Total Commitment by an amount necessary to enable the Lenders to participate in such financing without additional credit exposure to the Company or any of its Affiliates. The Lenders and the Credit Parties hereby consent to any cross collateralization arrangements which may be effected between the Collateral and the property subject to any such financing.

         SECTION 5.        PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. Any Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time, but only on the following terms and conditions:

                  (a) the Company (on behalf of such Borrower) shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of such Borrower's intent to prepay any of its Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                           (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) each partial prepayment by a Borrower of any Borrowing shall be in an aggregate principal amount of (i) at least $100,000, or a whole Dollar amount in excess thereof, in the case of Loans which are Prime Rate Loans, or (ii) at least $1,000,000, or a whole Dollar amount in excess thereof, in the case of Loans which are Eurodollar Loans;

                  (c) no partial prepayment of Eurodollar Loans of a Borrower made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (e)      each prepayment of Eurodollar Loans pursuant to this
         section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.12.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING LOANS EXCEED APPLICABLE TOTAL COMMITMENT. If on any date (after giving effect to any other payments on such date) either (i) the aggregate outstanding principal amount of Tranche A Loans exceeds the Total Tranche A Commitment as then in effect, or (ii) the aggregate outstanding principal amount of Tranche B Loans exceeds the Total Tranche B Commitment as then in effect, then the Company shall cause the Borrowers to, and the Borrowers shall, prepay on such date an aggregate principal amount of Tranche A Loans and/or Tranche B Loans, as applicable, at least sufficient to eliminate such excess, and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans which are contained in section 5.1.

                  (b) MANDATORY PREPAYMENT UPON CHANGE OF CONTROL PREPAYMENT EVENT. On the date on which a Change of Control Prepayment Event occurs, notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, no further Borrowings shall be made and the then outstanding principal amount of all Loans of all Borrowers, if any, shall become due and payable and the Company shall cause each applicable Borrower to, and each applicable Borrower shall, prepay its Loans in full.

                  (c) MANDATORY PREPAYMENT UPON TRANSFER OF BENEFICIAL OWNERSHIP. On the date on which:

                           (i) any Borrower sells, transfers or otherwise disposes of all or substantially all of its assets, or all or any portion of its Project (or any interest therein) to any person other than the Company or an Affiliate of the Company;

                           (ii) any Borrower acquires any substantial assets or properties not directly involved in the ownership and operation of a Project which is or has been financed hereunder;

                           (iii) any Borrower becomes a party to an agreement of merger or consolidation with any person other than the Company or an Affiliate of the Company providing for any transaction as a result of which such Borrower will no longer be an Affiliate of the Company; and/or

                           (iv) any Borrower ceases, for any reason, to be a Subsidiary or Affiliate of the Company;

         notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, no further Borrowings shall be made by such Borrower and the then outstanding principal amount of all Loans of such Borrower, if any, shall become due and payable and the Company shall cause each applicable Borrower to, and each applicable Borrower shall, prepay its Loans in full.

                  (d) MANDATORY PREPAYMENT UPON EVENT OF LOSS. In the event any Project suffers an Event of Loss:

                           (i) the Company shall notify the Administrative Agent thereof within 30 days following the occurrence thereof;

                           (ii) notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, no further Borrowings shall be made by the applicable Borrower in respect of the Project which suffered such Event of Loss; and

                           (iii) the then outstanding principal amount of all Loans of such Borrower in respect of such Project, if any, shall become due and payable on the date 30 days following the occurrence of such Event of Loss, and the Company shall cause such Borrower to, and such Borrower shall, prepay such Loans in full on such date.

                  (e) IF OPERATING DEFICITS OF A PROJECT HAVE BEEN OVERFUNDED. If the Administrative Agent shall have given the Borrower written notice as contemplated by section 2.3(f) that any portion of the Loans made to a Borrower for operating deficits of a Project exceed the actual operating deficits of such Project, then the Company shall cause the applicable Borrower to, and the applicable Borrower shall, prepay on such date specified by the Administrative Agent in such notice an aggregate principal amount of Tranche A Loans and/or Tranche B Loans, as applicable, relating to such Project, at least sufficient to eliminate such excess.

                  (f) APPLICATION OF PREPAYMENTS, ETC. Each repayment and prepayment of any Loans of a Borrower made pursuant to a Borrowing shall be applied PRO RATA among such Loans. Any repayment or prepayment of Eurodollar Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.12.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Company to the Administrative Agent to make a payment from the funds in the Company's account or any Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day.

         5.4. NET PAYMENTS. (a) All payments made by the Company or a Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Company and each applicable Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company and each applicable Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Company and each applicable Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Company, any applicable Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section
13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company, any applicable Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Company , any applicable Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 13.4(b) and the immediately succeeding sentence, (x) the Company and any applicable Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Company and any applicable Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Company and any applicable Borrower the Internal Revenue Service forms required to be provided to the Company and any applicable Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 13.4(b), the Company and each applicable Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Company or any applicable Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the Company and/or the applicable Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Company and any applicable Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

         (d) Reference is hereby made to the provisions of section 2.11(d) for certain limitations upon the rights of a Lender under this section.

         SECTION 6.        CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT EFFECTIVE DATE. The obligations of the Lenders to make Loans are subject to the satisfaction of each of the following conditions on the Effective Date:

                  (a) EFFECTIVENESS; FEES, ETC. The Effective Date shall have occurred and the Company shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (b) PERMANENT CREDIT AGREEMENT, ETC. The Company and the Permanent Lender shall have entered into the Permanent Credit Agreement, the Permanent Credit Agreement shall be satisfactory in form and substance to the Administrative Agent and each of the Lenders, the Permanent Credit Agreement shall be in full force and effect, and true and complete copies thereof (including all Exhibits and related documentation) shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  (c) SUPPLEMENTAL RESERVE PLEDGE AGREEMENT. The Company shall have duly executed and delivered the Supplemental Reserve Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUPPLEMENTAL RESERVE PLEDGE AGREEMENT"), substantially in the form attached hereto as Exhibit D; and such Credit Document shall be in full force and effect, and original counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  (d) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Company, approving the Credit Documents to which the Company is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Company of the Credit Documents to which it is a party.

                  (e) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to sign the Credit Documents to which the Company is a party and any other documents to which the Company is a party which may be executed and delivered in connection herewith.

                  (f) OPINIONS OF COUNSEL. On the Effective Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from (i) Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, substantially in the form of Exhibit F-1; and
         (ii) Rogers & Hardin, special counsel to the Company, substantially in the form of Exhibit F-2 hereto. Such opinions of counsel shall also cover such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, and shall be in form and substance satisfactory to the Administrative Agent.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT AT CLOSING DATE OF INITIAL BORROWING BY ANY BORROWER FOR A PROJECT. The obligation of any Lender to make any Loans to any Borrower with respect to any Project is subject to the satisfaction of each of the following conditions on the date (for any Borrower with respect to a particular Project, such Borrower's "CLOSING DATE") of the initial Borrowing by such Borrower for such Project:

                  (a) FEES. The Company shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (b) QUALIFICATION OF PROJECT. All conditions to the qualification of such Project contained in section 2.2 hereof shall have been satisfied.

                  (c) GENERAL CONTRACT, ETC. The Company shall have delivered to the Administrative Agent:

                           (i) if the Company or one of its established Wholly-Owned Subsidiaries is acting as the general contractor for the Project, a copy, certified as true, correct, complete and in full force and effect, of a general construction contract for the construction of such Borrower's Project, which contract shall be reasonably satisfactory to the Administrative Agent;

                           (ii) unless the Company or one of its established Wholly-Owned Subsidiaries is acting as the general contractor for the Project as contemplated by clause (i) above, a copy, certified as true, correct, complete and in full force and effect, of a general construction contract for the construction of such Borrower's Project, which contract shall be

                                    (A)      if it is not clearly on a fixed
                           maximum guaranteed cost basis in an amount sufficient to complete the Project within the cost estimate contained in the applicable Project Summary & Feasibility Report , satisfactory in form and substance to the Administrative Agent, acting in its reasonable discretion, and

                                    (B)      with a general contractor whose
                           financial condition (if bonding is not required as provided below), reputation and experience (including experience on prior Company projects) are acceptable to the Administrative Agent, acting in its reasonable discretion, after the Administrative Agent shall have undertaken and completed a customary "due diligence" investigation with respect thereto;

                           (iii) if required by the Administrative Agent in instances where the Administrative Agent has determined in the exercise of reasonable discretion that the reputation or credit standing of a general contractor referred to in the preceding clause (ii) are not adequate, based on a "due diligence" review of financial and other information with respect to the general contractor supplied by the Company, a copy, certified as true, correct, complete and in full force and effect, of a performance or similar bond, covering the contractor's performance of such contract, issued by an insurance company or bonding company whose financial condition and claims paying ability are satisfactory to the Administrative Agent in its sole discretion, and otherwise satisfactory in form and substance to the Administrative Agent in its sole discretion;

                           (iv) if required by the Administrative Agent in cases where the general construction contract is not on a guaranteed fixed price basis, a certified list of all proposed subcontractors to be used in connection with the construction of such Project whose work in the case of any individual subcontractor is reasonably expected to exceed $500,000, and, to the extent that the same have been entered into, certified copies of all contracts with such subcontractors;

                           (v) if required by the Administrative Agent, such general contractor's license or other authorization to act as a contractor in the jurisdiction in which the Project is located; and

                           (vi) a copy, certified as true, correct, complete and in full force and effect, of the contract with the architect retained in connection with the construction of such Borrower's Project, satisfactory in form and substance to the Administrative Agent in its reasonable discretion;

                  (d) MANAGEMENT CONTRACT/COMPANY LEASE ARRANGEMENTS. The Company shall have delivered to the Administrative Agent a copy, certified as true, correct, complete and in full force and effect, of any of the following:

                           (i) a Management Contract between the Company and such Borrower for such Project,

                           (ii) a Company Lease of such Borrower's Project to the Company, or

                           (iii) an Affiliate Lease of such Borrower's Project to an Affiliate of the Company and either (x) a Company Sublease of such Project to the Company, or (y) a Management Contract for such Project between such Affiliate and the Company, in any such case entered into in compliance with section 8.12

                  (e) PROJECT TAKE-OUT AGREEMENT. The Administrative Agent, the Lenders, the Company and the Permanent Lender (or the Supplemental Permanent Lender) shall have duly executed and delivered a Project Take-Out Agreement related to such Project (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "PROJECT TAKE-OUT AGREEMENT"), substantially in the form attached hereto as Exhibit G, with the information included therein or attached thereto being completed in a manner acceptable to the Administrative Agent, the Project Take-Out Agreement shall be in full force and effect, and original counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  (f)      ORGANIZATION OF BORROWER, ETC. Such Borrower shall
         (i) be a corporation, limited liability company or partnership, (ii) be solvent, (iii) not be a party to any contract or arrangement which would prohibit or restrict its participation in the transactions contemplated hereby, (iv) not have outstanding any Indebtedness other than Obligations incurred hereunder, any Indebtedness incurred pursuant to the Permanent Credit Agreement or the Supplemental Credit Agreement, and any other Indebtedness which would be permitted by section 16(c) of the Mortgage to which such Borrower is to be a party covering its interests in its Project, (v) be either a Subsidiary or an Affiliate of the Company, and if such Borrower is not a Subsidiary of the Company, there shall be in existence contractual arrangements pursuant to which the Company or a Subsidiary of the Company may at its option, exercisable at any time, or exercisable following completion of improvements and/or achievement of specified occupancy levels, or exercisable at such other time or times or under such other circumstances as are acceptable to the Required Lenders, acquire a majority of the outstanding equity interests in such Borrower, and (vi) have delivered to the Administrative Agent (x) a copy, certified as of a recent date by the Secretary of State of the jurisdiction in which such Borrower is organized or formed (or other appropriate governmental official), of the organizational documents of such Borrower, and a certificate dated as of a recent date as to good standing or other authorization of such Borrower to do business, issued by the Secretary of State (or other appropriate governmental official) of the jurisdiction in which the Project is located, and (y) if such Borrower is not a Wholly-Owned Subsidiary of the Company, copies of all documents relating to the ownership, management and transfer of equity interests in such Borrower.

                  (g) DEPOSIT OF COLLATERAL UNDER SUPPLEMENTAL RESERVE PLEDGE AGREEMENT, ETC. Either (i) Cash and/or Cash Equivalents in an amount at least equal to 10% of all costs and expenses of the acquisition and construction of such Project (including soft costs) and anticipated operating deficits through a full 12 months of full operation, as reflected in the Project Summary & Feasibility Report for such Project, shall have been pledged and deposited by the Company with the Collateral Agent under the Supplemental Reserve Pledge Agreement; or (ii) the Company shall have made arrangements, satisfactory to the Administrative Agent and all of the Lenders, for the pledging or mortgaging to the Collateral Agent, as security for the Obligations, of other property or collateral which in the judgment of the Administrative Agent and all of the Lenders, taking into account customary loan to value and collateral valuation practices of the respective Lenders, has at least an equivalent collateral value to the cash or Cash Equivalents which would have been pledged pursuant to the preceding clause (i), and such other arrangements shall have been completed in a manner and in accordance with documentation satisfactory to the Administrative Agent and all of the Lenders.

                  (h) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors (or other governing body) of such Borrower, approving the Credit Documents to which such Borrower is to be a party, and of all documents evidencing other necessary corporate or other organizational action and governmental approvals, if any, with respect to the execution, delivery and performance by such Borrower of the Credit Documents to which it is to be a party.

                  (i) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of such Borrower or any other entity executing any documents on behalf of such Borrower, certifying the names and true signatures of the officers of such person authorized to sign the Credit Documents to which such Borrower is to be a party and any other documents to which such Borrower is or is to be a party which may be executed and delivered in connection herewith.

                  (j) CREDIT DOCUMENTS RELATED TO SUCH PROJECT. The following documents shall be delivered and conditions shall be satisfied:

                           (i) JOINDER SUPPLEMENT; PROJECT PROMISSORY NOTES. If such Borrower shall not previously have executed and delivered a Joinder Supplement, such Borrower shall have contemporaneously entered into a Joinder Supplement, and in either case such Joinder Supplement shall be in full force and effect. If required by the Administrative Agent, such Borrower shall have delivered to the Administrative Agent the appropriate Project Promissory Notes executed by such Borrower for such Project, in each case in the amount, maturity and as otherwise provided for in the request of the Administrative Agent made pursuant to the Joinder Supplement to which such Borrower is a party.

                           (ii) MORTGAGE. Such Borrower shall have duly executed, acknowledged and delivered a mortgage, deed of trust, deed to secure debt or similar instrument relating to such Project (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "MORTGAGE"), substantially in the form attached hereto as Exhibit C-1, such Mortgage shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (iii) ASSIGNMENT OF LEASES. Such Borrower shall have duly executed, acknowledged and delivered an Assignment of Leases and Rents (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, an "ASSIGNMENT OF LEASES"), substantially in the form attached hereto as Exhibit C-2, for such Project, such Assignment of Leases shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (iv) COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS. The Company and such Borrower shall have duly executed and delivered a Collateral Assignment of Contracts and Plans (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS"), substantially in the form attached hereto as Exhibit C-3, for such Project, covering (i) the Plans and Specifications for such Project, (ii) such Borrower's interests in the Management Contract/Company Lease for such Project with the Company, (iii) such Borrower's rights to obtain loans from the Permanent Lender or Supplemental Permanent Lender for such Project and related rights under the Project Take-Out Agreement for such Project, and (iv) the Company's or such Borrower's contracts with the general contractor or any other contractors, architects and mechanical and structural engineers, if any, retained by the Company or such Borrower in connection with the construction of the Improvements for such Project, together with consents of the general contractor, the architect, and any other parties to the contracts and agreements being assigned which are valued in excess of $500,000 and required by the Administrative Agent, in form and substance satisfactory to the Collateral Agent, containing the confirmation by such other parties that they will continue to perform under such contracts and agreements, as the same may be, after enforcement of and realization of such assignment by the Collateral Agent. Such Collateral Assignment of Contracts and Plans shall be in full force and effect, and original or photocopy counterparts thereof and of such consents shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (v) COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS. The Company and such Borrower shall have duly executed and delivered a Collateral Assignment of Licenses and Permits (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS"), substantially in the form attached hereto as Exhibit C-4, for such Project, covering all licenses and permits required for the ownership, construction and operation of such Project, such Collateral Assignment of Licenses and Permits shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (vi) ENVIRONMENTAL INDEMNITY AGREEMENT. The Administrative Agent and such Borrower shall have duly executed and delivered an Environmental Indemnity Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, an "ENVIRONMENTAL INDEMNITY AGREEMENT"), substantially in the form attached hereto as Exhibit C-5, for such Project, such Environmental Indemnity Agreement shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (vii) PLEDGE AGREEMENT. The Collateral Agent and the Company (or another Subsidiary which is the owner of any of the outstanding capital stock or other equity interests of such Borrower) shall have duly executed and delivered a Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "PLEDGE AGREEMENT"), substantially in the form attached hereto as Exhibit E, pursuant to which the Company (and or such Subsidiary) pledges to the Collateral Agent, as security for the Obligations, all of the outstanding capital stock or other equity interests of all classes of such Borrower which are owned by it, certificates for all such shares, if any, duly endorsed in blank or accompanied by undated stock powers duly signed in blank, shall have been delivered to the Collateral Agent, such Pledge Agreement shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  (k) RECORDATION OF SECURITY DOCUMENTS, PAYMENT OF TAXES, ETC. Such Mortgage and such Collateral Assignment of Leases shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all notices or UCC financing statements in respect of any liens and security interests purported to be granted by any of the Security Documents executed by such Borrower or otherwise related to such Borrower's Project shall have been duly executed, recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes of such Borrower shall have been paid in full.

                  (l) EVIDENCE OF INSURANCE. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Credit Documents to which such Borrower is a party, and copies of all certificates of insurance or endorsements to policies related to such compliance shall have been delivered to the Administrative Agent in sufficient quantities for the Lenders.

                  (m) SEARCH REPORTS. The Administrative Agent shall have received completed requests for information from filing officers on an appropriate UCC form, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against such Borrower in any jurisdiction in which such Borrower maintains an office or in which any Collateral of such Borrower is or is to be located, together with copies of such financing statements. No such financing statements shall reflect any security interests which encumber or conflict with the first priority of any security interests purported to be granted by such Borrower to the Collateral Agent.

                  (n) TITLE COMMITMENT, ETC. As to each Real Property subjected to the Lien of a Mortgage of a Borrower (a "MORTGAGED PROPERTY"), the Collateral Agent shall have received a commitment or proforma policy for an ALTA mortgagee's policy of title insurance (the "TITLE COMMITMENT") issued by a title insurance company satisfactory to the Collateral Agent (a "TITLE COMPANY") for the full aggregate amount of the Loans to be made to such Borrower establishing that the Title Company is prepared to insure the Mortgage of such Borrower as of the time of its filing for record as a first and prior lien upon the Premises and on the Improvements to be erected by the Borrower thereon, subject only to the Permitted Exceptions. The Title Commitment shall meet the requirements set forth in Annex III attached hereto. Not less than five Business days prior to the Closing Date there shall be delivered to the Collateral Agent copies of all documents constituting the Permitted Exceptions. Contemporaneously with the Closing Date, such Borrower shall instruct the Title Company to deliver to the Collateral Agent a final policy of title insurance (a "TITLE POLICY") reflecting the Title Commitment, the requirements of the Credit Documents applicable thereto, and the recording of the Borrower's Mortgage, as soon as possible after closing. In addition, the Company shall have paid or caused to be paid all costs and expenses payable in connection with all of such actions, including but not limited to (x) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement and the execution and delivery of the Notes, such Mortgage or any of the other Credit Documents or the recording of any of the same; and (y) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Mortgage or any other Credit Documents in the appropriate public records.

                  (o) SURVEY, ETC. As to each Mortgaged Property of a Borrower, the Collateral Agent shall have received a current survey and site plan showing the outline of the Premises and all matters shown in Schedule B, Section 2 of the Title Commitment and meeting all of the requirements of the "Property Survey" set forth in Annex IV attached hereto. Said survey shall be currently dated and shall be prepared in accordance with (A) the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (the "MINIMUM REQUIREMENTS"), as jointly adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 (or as amended); (B) requirements of applicable statutes of the jurisdiction in which the Premises are located; and (C) standards of the state society of professional land surveyors of such jurisdiction, if any, bearing a proper certificate by the surveyor, which certificate shall include the legal description of the Premises, shall be made in favor of the Collateral Agent and the Title Company, be substantially in the form of Annex V attached hereto, and contain such other certifications as are contemplated by the Minimum Requirements and applicable state statutes. The survey shall also contain such additional information as may reasonably be required by the Collateral Agent or the Title Company. The survey shall be subject to the approval of the Collateral Agent and certified by a land surveyor registered as such in the applicable jurisdiction and approved by the Collateral Agent.

                  (p) LEASES; SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. If any leases or subordination, non disturbance and attornment agreements have been entered into with respect to such Project as contemplated by section 8.13, the Administrative Agent and the Lenders shall have received true and complete copies thereof.

                  (q) OPINIONS OF COUNSEL. The Collateral Agent shall have received (i) an opinion of counsel to such Borrower as to the due authorization, execution and delivery by such Borrower of the Credit Documents referred to in section 6.2(j) and covering such other matters incident to the transactions contemplated hereby as the Collateral Agent may reasonably request, and (ii) if requested by the Collateral Agent (it being understood that the Collateral Agent is authorized to refrain from making such request if it recently shall have received an opinion of local counsel in the same jurisdiction as to the mortgaging by the same Borrower of a different Mortgaged Property as part of the Collateral), an opinion of local counsel in the jurisdiction in which the Mortgaged Property is located, covering such matters incident to the transactions contemplated hereby as the Collateral Agent may reasonably request, all such opinions to be in form and substance reasonably satisfactory to the Collateral Agent.

                  (r) PERMITS AND AUTHORIZATIONS; LEGAL REQUIREMENTS, ETC. The Administrative Agent shall have received:

                           (i) copies of all permits and authorizations covering the grading and excavation of the Project, and

                           (ii) either (x) copies of all other required building permits, and zoning, site and other governmental approvals, for the construction of the Improvements approvals, or (y) certification or opinion from the Borrower's independent architect or construction engineer, substantially to the effect that the construction of the Improvements in accordance with the Plans and Specifications and the intended use of the Improvements appears to comply with all applicable material Legal Requirements which are applicable to the Premises;

         and the Administrative Agent shall be satisfied that (A) any required zoning or site plan approvals for the Improvements have been obtained from all applicable governmental authorities and are in full force and effect, or that any such approvals can be obtained in the ordinary course of business without undue difficulty at or prior to the time so required, and (B) there is no pending proceeding, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Improvements or the Premises; and all such matters and documents shall be satisfactory in form and substance to the Administrative Agent.

                  (s) FLOOD MAPS, ETC. The Collateral Agent and the Lenders shall have received evidence satisfactory to the Collateral Agent and each Lender that the Premises are not included in a special flood hazard area as designated by the Federal Emergency Management Agency ("FEMA") on its Flood Hazard Boundary Map ("FHBMS") and Flood Insurance Rate Maps ("FIRMS"), and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

                  (t) SOIL REPORT. The Administrative Agent shall have received a soil report, prepared by an engineering or similar firm acceptable to the Administrative Agent, satisfactory in form and substance to it, demonstrating to the satisfaction of the Administrative Agent that the soil underlying such Borrower's Project will adequately support the Improvements of such Project when constructed in accordance with the Plans and Specifications applicable thereto.

                  (u) ESTIMATED COSTS AND DISBURSEMENTS. If in addition to the Project Summary & Feasibility Report for such Project, the Administrative Agent has requested more detailed information as to the estimated costs of such Project, the Administrative Agent shall have received (i) an itemized, certified statement of the Company or such Borrower giving estimated costs of the entire Project; and (ii) a certificate of the Company or such Borrower as to such Borrower's estimated schedule for disbursements of the Loan proceeds for such Project.

                  (v) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

The Lenders agree that the Administrative Agent and the Collateral Agent may, in their discretion, without the approval or consent of, or any liability to, any of the Lenders, (i) cause a particular Mortgage (and any other Security Documents related thereto) to be limited so that it secures only the Loans made to finance the Project covered thereby, and accept corresponding changes in the coverage of the Title Policy applicable thereto, in order to avoid burdensome recording taxes or charges which would be imposed if such Mortgage secured instead some greater amount (or all) of the Obligations, (ii) shorten the maturity of any Project Promissory Notes, if requested by any applicable Borrower in order to avoid burdensome recording or intangibles taxes or similar charges, (iii) accept and agree to modifications of the forms of Security Documents executed in connection with a particular Project which are considered necessary or desirable to reflect local legal requirements and/or the particular circumstances of a Borrower's interests in a Project (such as the existence of minority interests), including, without limitation, modifications which, as to any Borrower which is not a Wholly-Owned Subsidiary of the Company, eliminate cross-collateralization and cross-default aspects of such Security Documents and any other Credit Documents insofar as they are related thereto, (iv) accept and approve the forms of Company Lease, Affiliate Lease, Company Sublease, Management Contract and/or subordination, non-disturbance and attornment agreement for a particular Project, as referred to in sections 6.2(d) and 8.12, if in the Administrative Agent's reasonable opinion such forms are not inconsistent with the requirements of section 8.12, (v) approve and accept minimum rental obligations and other terms and provisions of an Affiliate Lease, as contemplated by section 8.12(b) hereof, (vi) approve the form and terms of Tenant Leases involving more than 5,000 square feet or involving annual rental greater than $50,000 and affecting any Mortgaged Property, as contemplated by section 8.13, and/or (vii) approve any grants of licenses or easements affecting any Mortgaged Property which, in the reasonable opinion of the Administrative Agent, do not materially adversely affect the value of such Mortgaged Property.

         6.3. CONDITIONS PRECEDENT FOR SUBSEQUENT BORROWINGS BY ANY BORROWER FOR A PROJECT. The obligation of any Lender to make any Loans to any Borrower for a Project is subject to the satisfaction of each of the following conditions on the date of any Borrowing by such Borrower for a Project after the date of the initial Borrowing by such Borrower for such Project:

                  (a) PLANS AND SPECIFICATIONS. The Administrative Agent shall have received the Plans and Specifications for the Improvements to such Project to the extent not already delivered to the Administrative Agent, and if such Plans and Specifications reflect any modifications or additional items not previously approved by the Administrative Agent and the Inspecting Consultant, or otherwise permitted under section 2.3(d), such modifications and/or additional items shall be satisfactory in form and substance to the Administrative Agent and the Inspecting Consultant, in their reasonable discretion, and copies of any report thereon of the Inspecting Consultant shall have been delivered to the Administrative Agent and the Lenders.





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


                  (b) CERTIFICATE OR REPORT OF INSPECTING CONSULTANT. Within a reasonable time following the approximately 1/3, the approximately 2/3 and the approximately 100% stages of completion of construction, the Administrative Agent shall have received a certificate or report from the Inspecting Consultant (a copy of which shall be promptly distributed by the Administrative Agent to the Lenders) certifying (A) that the construction of the Improvements theretofore completed, if any, has been performed substantially in accordance with the Plans and Specifications; (B) that the quality of construction of the Improvements theretofore completed is in accordance with generally accepted standards in the construction industry for the construction of similar improvements, (C) the estimated total cost of the construction of the Improvements; (D) that the nondisbursed portion of the Loans as shown on the budget plus any equity contribution made or to be made by Borrower is adequate to complete the construction of the Improvements pursuant to the Plans and Specifications; and (E) that the completion of the Improvements will reasonably occur within 18 months of commencement of construction.

                  (c) TITLE POLICY ENDORSEMENT. The Collateral Agent shall have received an endorsement to the Title Policy indicating that since the last preceding disbursement of the Loans to such Borrower for such Project there has been no change in the state of title and no survey exceptions not theretofore approved by the Collateral Agent and increasing the coverage of the Title Policy by an amount equal to the disbursement then being made so that the total amount insured equals the total amount of Loan proceeds disbursed by the Administrative Agent to such Borrower under the terms hereof and changing the effective date of the Title Policy to the date of the disbursement.

                  (d) LOAN PROCEEDS FIRST USED TO PAY FOR FOUNDATION OR BUILDING COSTS. Prior to the first advance to a Borrower of Loan proceeds to be used for the payment or financing of foundation or building costs for a Project, the Administrative Agent shall have received, if not previously delivered, a copy of the applicable building permit or similar governmental approval for the construction of the Improvements.

                  (e) FINAL LOANS BY A BORROWER FOR A PROJECT. In the case of Loans to be incurred by a Borrower for a Project after completion of the Improvements to such Project any portion of the proceeds of which is to be used to pay any Retainage Amount, the Administrative Agent shall have received the following, each of which shall be satisfactory in form and substance to it:

                           (i) evidence of the issuance by all appropriate governmental authorities of the Certificate of Occupancy and any other material permits or authorizations related to the construction, occupancy or operation of the Improvements;

                           (ii) a final as-built survey, bearing a proper certificate by the surveyor, showing the completed Improvements and all easements and right-of-ways;

                           (iii) an additional endorsement to the Title Policy insuring the priority of the Mortgage in the full amount of the Loans to such Borrower against mechanic's and materialmen's liens (including inchoate liens) arising by reason of unpaid labor and materials supplied in connection with the construction and development of the Project;

                           (iv) a certificate by the Inspecting Consultant or other person satisfactory to the Administrative Agent stating that the Improvements have been 100% completed substantially in accordance with the Plans and Specifications; and

                           (v) an affidavit of such Borrower stating that each person providing any material or performing any work in connection with the Premises has been (or will be, with the proceeds of and immediately following receipt by such Borrower of such final Loan disbursement) paid in full or bonded or insured to the reasonable satisfaction of the Administrative Agent.

         6.4. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of any Lender to make any Loan is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) DRAW REQUEST; NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Draw Request and a Notice of Borrowing meeting the requirements of sections 2.3 and 2.4 with respect to the incurrence of such Loan.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of such Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Company to each of the Lenders that all of the applicable conditions specified in sections 6.1, 6.2, 6.3 and/or 6.4, as the case may be, exist as of that time. Those certificates, legal opinions and other documents and papers referred to in this section 6 as being deliverable only to the Administrative Agent or the Collateral Agent need not be delivered to the Lenders. Those certificates, legal opinions and other documents and papers referred to in this section 6 as being deliverable to the Lenders or to the Administrative Agent for the account of the Lenders shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         For the convenience of the parties hereto, Annex VI to this Agreement contains a Qualified Project Construction Loan Checklist which is intended to be used by the parties in satisfying the requirements of this Agreement with respect to the qualification and financing of Projects hereunder. In the event of any inconsistency between the terms of Annex VI and any of the terms or conditions of this Agreement or the other Credit Documents, the terms and conditions of this Agreement and the other Credit Documents shall control.

         SECTION 7.        REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Company makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of any Loans:

                  7.1. CORPORATE STATUS, ETC. Each of the Company, its Subsidiaries and each other Credit Party (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Company (and the direct and indirect ownership interest of the Company therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or
(iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, other than filing and recordings required to establish and perfect any Liens purported to be granted by any of the Credit Documents.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Company, threatened with respect to the Company, any of its Subsidiaries or any other Credit Party (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Company or any other Credit Party pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans to any Borrower for a Project of such Borrower shall be used solely to finance costs and expenses incurred in connection with the acquisition, construction and development of such Project, as more particularly specified in the Project Summary & Feasibility Report for such Project.

         (b) No part of the proceeds of any Loans will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Loans, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Company or of the Company and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1997 and December 31, 1996, and the related audited consolidated statements of income, shareholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Company's independent accountants; and (ii) the unaudited condensed consolidated balance sheets of the Company and its consolidated subsidiaries as of March 31, 1998, and the related unaudited condensed consolidated statements of income and of cash flows of the Company and its consolidated subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Company filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to the absence of footnotes and to normal year-end or audit adjustments which the Company reasonably believes will not involve a Material Adverse Effect.

         (b) Each Credit Party (i) has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Credit Party has incurred to the Administrative Agent and the Lenders, (ii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (iii) is solvent and able to pay its debts as they mature, and (iv) owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts. No Credit Party is entering into the Credit Documents with the intent to hinder, delay or defraud its creditors.

         (c) The Company has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a confidential information brochure dated May 1998 prepared by the Administrative Agent or one of its Affiliates (with assistance from the Company) which contains information with respect to the business, properties and operations of the Company and its Subsidiaries (the "CONFIDENTIAL INFORMATION MEMORANDUM"), and (ii) financial projections prepared by management of the Company for the Company and its Subsidiaries for the fiscal years 1998-1999, which are included as Part VII of the Confidential Information Memorandum (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Company, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Company at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no change in the condition, business or affairs of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Company knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Company and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid leasehold interests, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Company and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Company, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Company and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. The Company and each of its Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.13. ENVIRONMENTAL MATTERS. (a) The Company and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Company and each of its Subsidiaries under any Environmental Law have been secured and the Company and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Company or such Subsidiary is a party or which would affect the ability of the Company or such Subsidiary to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Company, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Company or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Company or as to which the Company or any such Subsidiary has received written notice, that could reasonably be expected (i) to

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form the basis of an Environmental Claim against the Company or any of its
Subsidiaries or any Real Property of the Company or any of its Subsidiaries, or
(ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Company with the provisions hereof and the making of the Loans contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Company and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Company and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Company nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Company nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Company or any Subsidiary, whether or not relating to any labor

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contracts, (iv) is subject to any significant pending or, to the knowledge of the Company, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Company, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Company, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Company, involved or subject to any union representation organizing or certification matter with respect to the employees of the Company or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. YEAR 2000 COMPUTER MATTERS. (a) The Company and its Subsidiaries have (i) conducted a comprehensive review and assessment of all areas of their business that could be adversely affected by the "Y2K ISSUE" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), which review and assessment has included, without limitation written inquiry of each of the Company's and its Subsidiaries' key suppliers, vendors and customers with whom there is regular electronic communication via access to computer networks or systems, (ii) developed a detailed plan and timeline for addressing the Y2K issue, including linkages with, and programming changes to be made by, key suppliers, vendors and customers, on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable.

         (b) Based on such review and program, (i) the Company reasonably believes that the Y2K issue is not reasonably likely to have a Material Adverse Effect, (ii) the Company reasonably anticipates that all computer applications that are material to its business and the business of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (I.E., be "Y2K COMPLIANT"), and (iii) the Company reasonably believes that each of such key suppliers, vendors and customers will on a timely basis be Y2K compliant in all material respects which affect the Company or any of its Subsidiaries.

         7.19. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens, other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid, or arrangements for such payment made which are satisfactory to the Administrative Agent.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading





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at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Company is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Company or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

         SECTION 8.        AFFIRMATIVE COVENANTS.

         The Company hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Company will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL CONSOLIDATED FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

                  (b) QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the unaudited condensed consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated and consolidating statements of income and of cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Company by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end or audit adjustments.

                  (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company to the effect that, to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of





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         Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.5, 9.6 and 9.7 of this Agreement.

                  (d) ANNUAL BORROWER AND PROJECT FINANCIAL STATEMENTS. In the case of any Borrower which has any Project which is at the time being financed hereunder, as soon as available and in any event within 90 days after the close of each fiscal year of each Borrower, commencing with the first fiscal year in which such Borrower has a Project being financed hereunder, (i) the unaudited balance sheet of such Borrower as at the end of such fiscal year and the related unaudited statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, if any, and (ii) financial statements and other financial information for each Project of such Borrower for such fiscal year, including comparisons of actual financial information with the budgeted and projected financial information included in the Project Summary & Feasibility Report for such Project, all in reasonable detail and certified on behalf of such Borrower by the Chief Financial Officer or other Authorized Officer of the Company.

                  (e) QUARTERLY BORROWER INCOME STATEMENTS. In the case of any Borrower which has any Project which is at the time being financed hereunder, as soon as available and in any event within 45 days after the close of each of the first three fiscal quarters of such Borrower, and within 90 days after the close of the fourth fiscal quarter of such Borrower's fiscal year, commencing with the first fiscal quarter after a Project of such Borrower is first financed hereunder, the unaudited statement of income for such fiscal quarter or for the fiscal year to date through such fiscal quarter, setting forth comparative figures for the preceding fiscal year, if any, all in reasonable detail and certified on behalf of such Borrower by the Chief Financial Officer or other Authorized Officer of the Company.

                  (f) MONTHLY PROJECT FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the close of each of the monthly accounting periods in each fiscal year of a Borrower which has completed a Project being financed hereunder for which a Certificate of Occupancy has been issued, the unaudited financial statements and other financial information for such Project, in the form regularly prepared for internal review by senior financial officers of the Company, in each case setting forth comparisons of actual financial information with the budgeted and projected financial information included in the Project Summary & Feasibility Reports for such Projects, and occupancy statistics, all in reasonable detail and certified on behalf of such Borrower by the Chief Financial Officer or other Authorized Officer of the Company.

                  (g) BUDGET. Not later than 90 days after the commencement of any fiscal year of the Company and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Company) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Company and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

                  (h) NOTICE OF DEFAULT, CERTAIN EVENTS UNDER THE PERMANENT CREDIT AGREEMENT, OR LITIGATION, ETC. Promptly, and in any event within three Business Days, in the case of clause (i) or (ii) below, or five Business Days, in the case of clause (iii) below, after the Company or any of its Subsidiaries obtains knowledge thereof, notice of




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                           (i)      the occurrence of any event which
                  constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto,

                           (ii) any written communication from the Permanent Lender or the Supplemental Permanent Lender, as applicable, asserting that (A) a default or event of default has occurred under the Permanent Credit Agreement, the Supplemental Permanent Credit Agreement, or any Project Commitment issued thereunder, (B) any condition to the obligations of the Permanent Lender or the Supplemental Permanent Lender, as applicable, under any of such documents which is required to be satisfied by a specified date has not been satisfied by such date, or (C) all or any portion of the commitment of the Permanent Lender or the Supplemental Permanent Lender, as applicable, under the Permanent Credit Agreement, the Supplemental Permanent Credit Agreement, or any Project Commitment issued thereunder, has been or is being terminated or permanently reduced; and

                           (iii) any litigation or governmental or regulatory proceeding pending against the Company, or any of its Material Subsidiaries, or any Borrower, which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of the Company or any Borrower to perform its obligations hereunder or under any other Credit Document.

                  (i) ERISA. Promptly, and in any event within 10 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate on behalf of the Company of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect to any Plan;

                           (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Company or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                           (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                           (vi)     that a Plan has an Unfunded Current
                  Liability exceeding $1,000,000;

                           (vii) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii)   the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.




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                  (j)      ENVIRONMENTAL MATTERS. Promptly upon, and in any
         event within 10 Business Days after, an officer of the Company obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Company's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (A) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and
         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Company's or such Subsidiary's response thereto.

                  (k) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls or financial reporting practices or policies which is submitted to the Company by its independent accountants in connection with any annual audit made by them of the books of the Company.

                  (l) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Company or any of its Subsidiaries files with the SEC.

                  (m) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Company or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Company, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession (but only to the extent the Company or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Company and any of its Subsidiaries and to make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Company and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Company.

         (b) Without limitation of the foregoing, the Company will cause each of the Borrowers to at all times keep its respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent in accordance with the requirements of the Credit Documents to which such Borrower is a party

         (c) If the Company or any of its Subsidiaries or any Borrower shall fail to maintain all insurance in accordance with this section 8.3 or the corresponding provisions of any of the other Credit Documents, or if the Company or any of its Subsidiaries or any Borrower shall fail to endorse and deliver or deposit any endorsements or certificates with respect thereto as required by any of the Credit Documents, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Company, to procure such insurance and the Company agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be for all costs and expenses of procuring such insurance.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Company will not be considered to be in default of any of the provisions of this sentence if the Company or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Company and its Subsidiaries considered as an entirety.

         8.5. CORPORATE FRANCHISES. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Company determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. GOOD REPAIR. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof:

                  (a) The Company will, and will cause each of its Subsidiaries to, (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                  (b) Without limitation of the foregoing, if the Company or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

                  (c) If required to do so under any applicable order of any governmental agency, the Company will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Company or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

                  (d) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (x) the Lenders receive notice under section 8.1(j) for any Environmental Claim involving potential expenditures by the Company or any of its Subsidiaries in excess of $50,000 in the aggregate for any Real Property, or (y) the Administrative Agent or the Required Lenders otherwise become aware of any circumstances under which the Company or any of its Subsidiaries may become liable for remedial or similar expenditures potentially required to be made by the Company or any of its Subsidiaries in order for any Real Property to be brought into compliance with Environmental Laws or to satisfy an Environmental Claim with respect to such Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

         8.9. CORPORATE FORMALITIES. The Company will cause each Borrower to take, and each applicable Borrower will itself take, all such action as is necessary to ensure that all customary formalities regarding the corporate or other organizational existence of each Borrower, including holding regular board of directors' (or members' or partners', as applicable) meetings and maintenance of corporate or other organizational records, are followed.

         8.10. CASUALTY AND CONDEMNATION. (a) The Company will promptly (and in any event within 30 days) furnish to the Administrative Agent and the Lenders written notice of any material damage to or loss of any material portion of any Project occasioned by fire, rain, flood, storm, earthquake or other casualty or loss of any nature, whether insured or uninsured, and of the commencement of any action or other proceeding for the taking of any material portion of or interest in any Project under power of eminent domain or by condemnation or similar proceeding.

         (b) If an event described in paragraph (a) above results in an Event of Loss with respect to a Project, the applicable Borrower will prepay its Loans for such Project as provided in section 5.2(d).

         (c) If an event described in paragraph (a) above does not constitute an Event of Loss with respect to a Project, the applicable Borrower will promptly and diligently, at its expense, commence and carry to completion the repair and restoration of the damage to the applicable Project, and the replacement of any portion of the Project which is not susceptible of repair or restoration; and if such event results in Net Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Credit Party, the Company will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Collateral Agent; PROVIDED that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds in respect of business interruption insurance) are less than $250,000, such Net Proceeds shall be paid over to or retained by the applicable Credit Party unless a Default under section 10.1(a) or Event of Default has occurred and is continuing, and shall be applied by it to the cost of repair or restoration of the Project, and (ii) all proceeds of business interruption insurance shall be paid over to or retained by the applicable Credit Party unless a Default under section 10.1(a) or Event of Default has occurred and is continuing.

         (d) All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent as part of the Collateral and, if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, shall be released by the Collateral Agent from time to time to or at the direction of the Company on behalf of any applicable Borrower to pay the costs of repairing, restoring or replacing the affected property in accordance with the original construction requirements or any other applicable terms of the applicable Security Documents.

         (e) If the Collateral Agent determines at any time that any Net Proceeds retained by or paid over to the Collateral Agent as provided above (x) remain after the application thereof to the repair, restoration or replacement of the affected property, or (y) may not, because a Default under section 10.1(a) or Event of Default has occurred and is continuing, be applied to the repair or restoration or replacement of any property, then such Net Proceeds shall be promptly applied to prepay Loans of the applicable Borrower or otherwise to satisfy Obligations of the applicable Borrower, in accordance with the provisions of this Agreement, and if any such Net Proceeds remain after such application, the Collateral Agent shall pay such remaining amount to or as directed by the applicable Borrower (or the Company on its behalf), or to whomsoever else shall be lawfully entitled thereto.

         8.11. HEDGE AGREEMENTS, ETC. If the Company or any of its Subsidiaries or any other Credit Party proposes to enter into any Hedge Agreement, the Company will, and will cause each such Subsidiary or other Credit Party to, do so (i) only in order to provide protection to the Company or any such Subsidiary or other Credit Party from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Company, but without exposing the Company or its Subsidiaries or any other Credit Party to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreement; and
(ii) only if prior to the Company, any Subsidiary or any other Credit Party entering into any such Hedge Agreement, the Company notifies the Administrative Agent thereof in writing, specifying the material terms of such transaction.

         8.12.    JOINT VENTURE ARRANGEMENTS INVOLVING BORROWERS OR PROJECTS.
(a) In the event that

                  (i) the Company or any of its Affiliates proposes to enter into any transaction pursuant to which any Borrower will cease to be a Wholly-Owned Subsidiary of the Company, but will remain a Borrower hereunder, or

                  (ii) any Borrower proposes to enter into (A) a contract for the management of such Borrower's Project (a "MANAGEMENT CONTRACT"), between the Company and such Borrower; (B) a lease of such Borrower's Project to the Company (a "COMPANY LEASE"); or (C) a lease of such Borrower's Project to an Affiliate of the Company (an "AFFILIATE LEASE") and either (x) a sublease of such Project by such Affiliate to the Company (a "COMPANY SUBLEASE"), or (y) a Management Contract for such Project between such Affiliate and the Company, it may do so ONLY IF (1) all documents incident thereto shall have been approved by the Administrative Agent in the exercise of its reasonable discretion, and
(2) in the case of any such document, the Administrative Agent shall have received written confirmation from the Permanent Lender or the Supplemental Permanent Lender, as applicable, that the form and economic and other terms of such document are acceptable to it as satisfying any approvals required of it under the Project Take-Out Agreement and its related Project Commitment for such Project.

         Without the consent of the Lenders, the Administrative Agent is authorized in its discretion to approve any Management Contract, Company Lease, Affiliate Lease and Company Sublease which is substantially in the form attached hereto as Exhibits L-1, L-2, L-3 and L-4, respectively, with such changes in such forms as are necessary or desirable to reflect (x) any requirements of local law (including licensing authorities), or (y) economic or business terms (consistent with the provisions of this section 8.12(a) as well as section 8.12(b) in the case of an Affiliate Lease) negotiated by the Company or any Borrower on an arm's-length basis with third parties having an economic interest in the Affiliate which will be a party to any of such documents.



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

         (b) The terms of any Affiliate Lease to which a Borrower may be a party as landlord with respect to a Project shall in any event include

                  (i) Minimum basic rental obligations, payable monthly, set at a rate which is acceptable to the Administrative Agent, acting in its reasonable discretion; PROVIDED, HOWEVER, that such minimum basic rental obligations will in any event be set at an annual rate which, in the opinion of the Administrative Agent, will be at least equal to the greater of:

                           (A) a rate which would result in pro forma debt service coverage of at least 1.20 to 1.00, based on the following assumptions: (1) loan amount equal to 90% of the maximum budgeted cost of construction for the Project, as reflected in the Project Summary & Feasibility Report (including any modifications thereto); and (2) interest rate and amortization based on an interest rate of 240 basis points over the then current yield on U.S. treasury debt obligations with a 10 year maturity, with a 7+1/2% floor, and a 25-year level payment amortization; or

                           (B) a rate which would result in a pro forma debt service coverage ratio consistent with similar ratios for other projects then being financed in the permanent mortgage conduit market by major financial institutions for borrowers of like credit quality and operating breadth and experience.

         Additionally, an Affiliate Lease shall also contain provisions (similar to those contained in Section 3.B. of Exhibit L-3 hereto) under which the basic rental obligations will always be equal to the greater of (x) the minimum basic rental referred to above and (y) the allocable debt service obligations of such Borrower with respect to such Project and appropriate reserves for taxes, maintenance and other obligations of the Project.

                  (ii) Such other provisions, if any, as may be required by the Permanent Lender or the Supplemental Permanent Lender, as applicable, and are acceptable to the Administrative Agent, acting in its reasonable discretion.

The Collateral Agent shall be authorized, in the exercise of its reasonable discretion, to enter into a subordination, non-disturbance and attornment agreement with the tenant under any Affiliate Lease.

         (c) In the event that a Borrower proposes to enter into an Affiliate Lease with an Affiliate of the Company, it may do so only if

                  (i) the Company and/or the Borrower have entered into a joint venture agreement, partnership agreement, limited liability company operating agreement, or other agreement (any such agreement, a "JV AGREEMENT"), with the Affiliate and/or the other holders of equity interests in the Affiliate, in form and substance satisfactory to the Administrative Agent, acting in its reasonable discretion, as to the matters described in clauses (ii), (iii) and (iv) below;

                  (ii) the terms of the JV Agreement provide for the right of the Company and/or such Borrower to acquire all of the outstanding equity interests in such Affiliate not already owned by them (a "PURCHASE OPTION");

                  (iii) the purchase price payable upon exercise of the Purchase Option is (A) a stated fixed amount, or a fixed maximum amount, which represents the results of good faith arm's-length negotiations, (B) an amount determined pursuant to a formula or computation, or a fixed maximum amount determined pursuant to a formula or computation, which represents the results of good faith arm's-length negotiations, or (C) an amount based on the fair market value of the interests purchased, as determined pursuant to an appraisal or similar procedure; and

                  (iv)     the Purchase Option is exercisable (A) at any time,
         (B) at any time after the Project has been completed (or has been completed and obtained required licenses), (C) at any time after the Project has been completed and has achieved positive net income, or (D) at any time after the Project has been completed and has achieved an agreed upon level of stabilized occupancy not greater than 90%.

         (d) The rights of any Borrower under a Company Lease or an Affiliate Lease shall be included in the Collateral pursuant to an Assignment of Leases or a Mortgage, or both, or an additional Security Document acceptable in form and substance to the Collateral Agent, acting in its reasonable discretion. The rights of the Company under a Management Contract, as well as the rights of a Borrower under a Management Contract, shall be included in the Collateral pursuant to a Collateral Assignment of Contracts and Plans, or an additional Security Document acceptable in form and substance to the Collateral Agent, acting in its reasonable discretion.

         (e) At or prior to the time a Company Lease or Company Sublease is entered into, the Company shall cause the rights of the Company in, to and under such Company Lease or Company Sublease, as applicable, to be included in the Collateral pursuant to an additional Security Document acceptable in form and substance to the Collateral Agent, acting in its reasonable discretion.

         (f) At or prior to the time a JV Agreement is entered into with respect to the organization and ownership of an Affiliate which is or will be a party to an Affiliate Lease, the Company shall cause all rights of the Company and the applicable Borrower in, to and under such JV Agreement, as well as all of the equity interests of the Company and such Borrower in such Affiliate, to be included in the Collateral pursuant to an additional Security Document acceptable in form and substance to the Collateral Agent, acting in its reasonable discretion.

         8.13. CERTAIN LEASES AFFECTING A PROJECT. In the event that a Borrower proposes to enter into any lease agreement, other than as contemplated by section 8.12, affecting any Project (x) under which more than 5,000 square feet of the Premises of such Borrower's Project may be leased to any other person, or (y) which involves annual rental greater than $50,000, it may do so only if (i) such lease agreement shall provide that it is subordinated to the Lien of the Mortgage covering such Premises in a manner satisfactory to the Collateral Agent, or the Collateral Agent shall have entered into a subordination, non-disturbance and attornment agreement, reasonably satisfactory in form and substance to the Collateral Agent, with the tenant under any such lease agreement (it being understood that for the convenience of the Company and the Borrower, the Administrative Agent will promptly upon request provide a form of such subordination, non-disturbance agreement which will be acceptable to the Collateral Agent), and (ii) such lease agreement otherwise complies with all applicable requirements of section 6 of the Mortgage covering such Project.

         8.14. PERFORMANCE OF PERMANENT CREDIT AGREEMENT, ETC. (a) The Company will, and will cause each Borrower or other Affiliate to, (i) duly and punctually perform and observe, all of the terms and provisions of the Permanent Credit Agreement and the Supplemental Permanent Credit Agreement, as applicable, and each of the agreements and instruments referred to therein, which are applicable to it, including, without limitation, each Project Take-Out Agreement (and each Project Commitment referred to therein); and (ii) take all such actions as may be required to be taken by it to timely and fully satisfy all conditions to the obligations of the Permanent Lender and/or the Supplemental Permanent Lender under each Project Take-Out Agreement (and each Project Commitment referred to therein).



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


         (b) Without limitation of the foregoing, during any period in which any Project is being financed hereunder, the Company will (i) have caused to be prepared forms of documentation for the organization of an entity which could be used as a borrowing entity in satisfaction of the "special purpose entity" requirements of the Permanent Lender or the Supplemental Permanent Lender, as applicable, contained in any Project Commitment referred to in a Project Take-Out Agreement; and (ii) have submitted such forms of documents to special counsel for the Permanent Lender or the Supplemental Lender, as applicable, and responded to any comments from such special counsel, so that such documents (as submitted or as revised in response to such comments) are satisfactory in form and content to such special counsel. From time to time, promptly following a request from the Administrative Agent, the Company will provide to the Administrative Agent such evidence as the Administrative Agent may reasonably request to establish that the Company is in compliance with this section 8.14(b).

         (c) Unless the Loans for a Project have otherwise been prepaid in accordance with the terms of this Agreement, the Company will use all reasonable efforts to ensure that the Loans for such Project are prepaid out of the proceeds of a refinancing by the Permanent Lender or the Supplemental Permanent Lender, as applicable, in accordance with the Project Take-Out Agreement related to such Project, and the Project Commitment referred to therein, at the earliest time at which the conditions to the obligations of the Permanent Lender or the Supplemental Permanent Lender, as applicable, under such Project Take-Out Agreement and such Project Commitment are reasonably capable of being satisfied, taking into account delays occasioned by the need to prepare financial statements for a full 12 months of operations, and the normal and customary time required to prepare, obtain and coordinate closing documentation.

         8.15. SENIOR DEBT. The Company will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Company will not be subordinate to, and will in all respects rank prior to the claims of every senior unsecured creditor of the Company, and (b) any Indebtedness subordinated in any manner to the claims of any other senior secured or unsecured creditor of the Company will be subordinated in like manner to such claims of the Lenders.

         SECTION 9.        NEGATIVE COVENANTS.

         The Company hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date hereof.

         9.2. CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Company will not, and will not permit any Subsidiary or other Credit Party to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets or agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted (it being understood that a transaction permitted under any of the following clauses shall be considered permitted hereby, even if such transaction would not be permitted under any of the other clauses which follow):

                  (a) CERTAIN INTERCOMPANY MERGERS AND TRANSFERS, ETC.: if no Event of Default shall have occurred and be continuing or would result therefrom: (i) the merger, consolidation or amalgamation of any Subsidiary which is not a Borrower with or into the Company or another Subsidiary which is not a Borrower, so long as in any merger, consolidation or amalgamation in which the Company is a party as one of the constituent entities, the Company is the surviving or continuing or resulting corporation; (ii) the liquidation or dissolution of any Subsidiary which is not



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

         a Borrower; or (iii) the transfer or other disposition of any property by the Company to any Wholly-Owned Subsidiary or by any Subsidiary which is not a Borrower to the Company or to any other Subsidiary of the Company which is not a Borrower;

                  (b) OTHER MERGERS, ETC. INVOLVING THE COMPANY: if (x) no Event of Default shall have occurred and be continuing or would result therefrom, and (y) no Change of Control Prepayment Event would result therefrom, the merger, consolidation or amalgamation of the Company with any other person, or the sale, transfer or other disposition by the Company of substantially all of its properties, assets and business as an entirety to any person, shall be permitted, PROVIDED that:

                           (i) the Company shall have given the Lenders written notice of such transaction, describing the same and the persons involved in reasonable detail, at least 5 Business Days' prior to the consummation of such transaction, and

                           (ii) the person which is the surviving or resulting person of any such merger, consolidation or amalgamation (if other than the Company), or the person so acquiring such properties, assets and business, shall, contemporaneously with the consummation of such transaction,
                  (A) expressly assume all of the obligations of the Company under the Credit Documents to which the Company is a party by a written instrument of assumption, satisfactory in form and substance to the Administrative Agent and the Required Lenders, and (B) deliver to the Administrative Agent (x) certified resolutions of its Board of Directors or similar governing body) authorizing such assumption and (y) a favorable opinion of counsel, addressed to the Administrative Agent and the Lenders, of such person's counsel as to the due authorization, execution and delivery and validity, binding effect and enforceability of such assumption;

                  (c) OTHER TRANSACTIONS INVOLVING A BORROWER: any of the following shall be permitted:

                           (i) the merger, consolidation or amalgamation of a Borrower with any other person, or the sale, transfer or other disposition by a Borrower of substantially all of its properties, assets and business as an entirety to any person, shall be permitted if made in compliance with section 6 of each Mortgage to which such Borrower is a party and, to the extent applicable, the provisions of section 5.2 of this Agreement;

                           (ii) the sale or transfer of any Project by a Borrower to a Subsidiary of the Company in connection with the refinancing of the Loans for such Project pursuant to the Project Take-Out Agreement related thereto;

                           (iii) the sale or transfer of any Project in connection with the prepayment of the Loans for such Project and the release of the Collateral for such Project as provided in section 13.9; and

                           (iv) the sale or transfer by a Borrower to a Subsidiary of the Company of property for which Project qualification has not been obtained or has been denied;

                  (d)      ORDINARY COURSE AND CERTAIN OTHER DISPOSITIONS;
         LEASES: if no Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) any sale or disposition of any assets not subject to the Lien of any Security Document, which in each case is made in the ordinary course of business,

                           (ii) any sale or disposition of any assets not subject to the Lien of any Security Document, made to any person in connection with a joint venture or similar arrangement with such person, if such sale or disposition and any related sales or dispositions which are part of the same or a related series of transactions do not represent the disposition by the Company of substantially all of its properties, assets and business as an entirety to any person or related group of persons;

                           (iii) any sale or disposition of obsolete or excess furniture, fixtures or equipment constituting a portion of the Collateral, to the extent permitted by any of the Security Documents, which in each case is made in the ordinary course of business,

                           (iv) in the case of any Project, any Company Lease, Affiliate Lease or other lease entered into as contemplated by section 8.12 or 8.13 and the applicable provisions of the Mortgage for such Project; and

                           (v) any other lease covering any assets not subject to the Lien of any Security Document, if such lease and any related leases which are part of the same or a related series of transactions do not represent the disposition by the Company of substantially all of its properties, assets and business as an entirety to any person or related group of persons, and

                  (e) PERMITTED DISPOSITIONS: if no Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may (i) sell, exchange or otherwise transfer any land, building or other real or personal property (including any related receivables or other intangible assets), which is not subject to the Lien of any of the Security Documents, to any person which is not a Subsidiary of the Company, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Company or any other Subsidiary to any person which is not a Subsidiary of the Company, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Company; provided that

                           (A) the consideration for such transaction represents fair value (as determined by management of the Company),

                           (B) if the aggregate consideration received or receivable for all such transactions effected pursuant to this section 9.2(e) [exclusive of any transactions permitted under other applicable provisions of this section 9.2], which are consummated during any fiscal year of the Company (with the value of any consideration other than cash being determined by management of the Company at its fair value), exceeds the greater of (x) $50,000,000, and (y) 10% of the Company's Consolidated Total Assets as of the end of the then most recent fiscal quarter or fiscal year for which financial statements have been delivered hereunder, at least 50% of such aggregate consideration in excess of such amount shall have been received in the form of cash;

                           (C)      in the case of any such transaction
                  involving consideration in excess of $25,000,000, other than a Sale and Lease-Back Transaction, at least two Business Days prior to the date of completion of such transaction the Company shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, and financial information pertaining to compliance with the preceding clause (B); and

                           (D) if as a result of any such transaction, (x) any Borrower which was a Subsidiary of the Company ceases to be a Subsidiary of the Company, or (y) any Borrower which was an Affiliate of the Company ceases to be an Affiliate of the Company, the Company contemporaneously causes such Borrower to prepay its Loans in full.

To the extent the Required Lenders (or all of the Lenders as shall be required by section 13.13) waive the provisions of this section 9.2 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes any of the capital stock of a Subsidiary which is a pledged to the Collateral Agent under a Pledge Agreement, such capital stock shall be released from the Pledge Agreement; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

         9.3. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Company or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:(a) the Standard Permitted Liens; or (b) Liens on property of any Subsidiary of the Company, other than any Borrower, which secure Indebtedness permitted hereby.

         9.4. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, EXCEPT:

                  (a) Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) Indebtedness incurred under the Permanent Credit Agreement and the Supplemental Permanent Credit Agreement, and any other agreement or instrument executed and delivered in connection therewith, PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time, when taken together with the aggregate principal amount of Loans outstanding hereunder at such time, is not in excess of $200,000,000;

                  (c) other Indebtedness and Guaranty Obligations of the Company and its Subsidiaries in existence at the Effective Date;

                  (d) in the case of any Subsidiary which is a Borrower, any Indebtedness of such Borrower permitted under section 16(c) of any Mortgage to which such Borrower is a party, and any Guaranty Obligations of the Company in respect thereof;

                  (e) Indebtedness of the Company or any Subsidiary under Hedge Agreements entered into in the ordinary course of business;

                  (f) Indebtedness of the Company to any of its Subsidiaries, PROVIDED that such Indebtedness is subordinated to the Obligations in a manner acceptable to the Required Lenders, acting in their reasonable discretion; and Indebtedness of any of the Company's Subsidiaries to the Company or to another Subsidiary of the Company; and

                  (g) additional Guaranty Obligations, and other additional Indebtedness, of the Company or any Subsidiary (including, without limitation, refinancings and refundings of the Indebtedness referred to in clause (c) above), not otherwise permitted pursuant to the foregoing clauses, PROVIDED that at the time of incurrence thereof, and after giving effect to such incurrence and the application of the proceeds thereof, (i) no Event of Default shall have occurred and be continuing or would result therefrom; and (ii) the Company would have been in compliance, on a pro forma basis, with the covenants contained in sections 9.6 and 9.7 hereof if such Indebtedness had been incurred at the beginning of the Testing Period most recently ended for which financial information has been delivered to the Lenders hereunder and such Indebtedness had remained outstanding for such entire Testing Period.

         9.5. MINIMUM CONSOLIDATED NET WORTH. The Company will not permit its Consolidated Net Worth at any time to be less than $105,000,000, EXCEPT that
(i) effective as of the end of the Company's fiscal quarter ended March 31, 1998, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Company for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Company after March 31, 1998 (other than any sale or issuance to any Subsidiary or to management or employees pursuant to employee benefit plans of general application), (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, which is converted or exchanged after March 31, 1998 into common stock of the Company or any of its Subsidiaries, and
(iv) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to March 31, 1998 as consideration in any Acquisition.

         9.6. RATIO OF CONSOLIDATED SENIOR INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITALIZATION. The Company will not at any time permit the ratio of (i) its Consolidated Senior Indebtedness at such time, to (ii) its Consolidated Total Capitalization at such time, expressed as a percentage, to exceed 70.00%.

         9.7. INTEREST COVERAGE RATIO. The Company will not permit the ratio of (i) its Consolidated EBIT for any Testing Period, to (ii) its Consolidated Interest Expense for such Testing Period, to be less than 1.50 to 1.00 for any Testing Period ending on or prior to December 31, 1998, or less than 1.75 to
1.00 for any Testing Period ending thereafter.

         9.8. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT agreements and transactions with and payments to officers, directors and shareholders and other Affiliates which are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

         9.9. MODIFICATIONS, ETC. OF PERMANENT CREDIT AGREEMENT, ETC. The Company will not, and will not permit any Subsidiary or Affiliate to, (i) terminate or reduce any commitment of the Permanent Lender or the Supplemental Permanent Lender under the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement, as the case may be, or any other document related thereto which is entered into with or for the benefit of the Permanent Lender or the Supplemental Permanent Lender and which relates in any way to any of the Projects financed hereunder, or (ii) amend or otherwise modify, or obtain any consent or waiver relating to its obligations under, the Permanent Credit Agreement, the Supplemental Permanent Credit Agreement or any such other document.


         SECTION 10.       EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default:

                  (a) PAYMENTS: the Company or any Borrower shall (i) default in the payment when due of any principal of the Loans (whether at maturity, on a required prepayment or otherwise); or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Company or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN NEGATIVE COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.3, 9.4, 9.5, 9.6 or 9.7 of this Agreement; or any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 5, 10, 16(a)(i) or 16(c) of any Mortgage; or

                  (d) OTHER COVENANTS: the Company or any other Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default shall not be remedied within 30 days after the earlier of (i) an officer of the Company or any other applicable Credit Party obtaining actual knowledge of such default or
         (ii) the Company receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); PROVIDED, that in the case of any default referred to in this paragraph not involving a monetary obligation, the 30-day period referred to above may be extended by written notice from the Company to the Administrative Agent delivered not later than 10 days following the giving of any notice referred to in the preceding clause (ii), for an additional period of up to 60 days, if (x) such notice from the Company includes a certification that unavoidable delays or other



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         circumstances are such that such default cannot be remedied within such
         30-day period, but that such default can be remedied within the time period specified for such extension, and (y) throughout the period of such requested extension the Company and/or an applicable Borrower are diligently and continuously taking all reasonable actions to remedy such default (it being understood that if the Company or any Borrower shall cease or abandon such efforts to remedy the default, such extension period shall immediately and automatically terminate); or

                  (e) OTHER INDEBTEDNESS: (i) CROSS ACCELERATION: the Company or any of its Subsidiaries shall (A) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount (or Capitalized Lease Obligation, in the case of any Capital Lease) of $10,000,000 or greater, or (B) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), and (1) such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, and (2) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) shall actually accelerate the maturity of all or any portion thereof, or shall actually demand payment thereof in the case of any such Indebtedness which is payable upon demand or after demand and notice, and such actual acceleration or demand for payment shall not have been rescinded prior to the acceleration of any of the Loans or other Obligations pursuant to section 10.2 hereof; or

                  (ii)     CROSS DEFAULT:  if:

                           (A) the Company or any of its Subsidiaries (1) shall default in any payment with respect to any such Indebtedness, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (2) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired); or

                           (B) any other event shall occur or condition shall exist which constitutes an "event of default" under any such agreement or instrument;

         and (x) such default, event, condition or "event of default" shall not have been cured or remedied, or the existence thereof otherwise eliminated by written amendment or waiver by the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) prior to the acceleration of any of the Loans or other Obligations pursuant to section 10.2 hereof, and (y) the effect of which default or other event, condition or "event of default" is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to accelerate or otherwise cause, any such Indebtedness to become due prior to its stated maturity, whether or not any such Indebtedness is actually accelerated or demand for payment thereof is actually made; or

                  (f) CERTAIN CREDIT DOCUMENTS INEFFECTIVE: any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or



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                  (g)      JUDGMENTS: one or more judgments or decrees shall be
         entered against the Company and/or any of its Subsidiaries or any other Credit Party involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights or denied the claim) of $20,000,000 or more in the aggregate for all such judgments and decrees for the Company, its Subsidiaries and the other Credit Parties) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (h)      BANKRUPTCY, ETC.:  any of the following shall occur:

                           (i)      the Company, any of its Material
                  Subsidiaries or any other Credit Party (the Company and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any Principal Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii)    a custodian (as defined in the Bankruptcy
                  Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                           (v) any such proceeding is commenced against any Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or bankrupt; or

                           (vii) any order of relief or other order approving any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix)     any Principal Party makes a general
                  assignment for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (i) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(i) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and



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         (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (j) PERMANENT CREDIT AGREEMENT, ETC.: any of the following events or circumstances shall occur or exist:

                           (i) the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement or any Project Take-Out Agreement shall, for any reason, cease to be in full force and effect, with availability of unused commitments under the Permanent Credit Agreement and the Supplemental Credit Agreement sufficient to enable the Company and the Borrowers to refinance all Loans which may be made hereunder, to the extent not previously refinanced pursuant to borrowings made under the Permanent Credit Agreement or the Supplemental Credit Agreement and any applicable Project Take-Out Agreement;

                           (ii) there shall be any modification of any of the terms, provisions or conditions of the Permanent Credit Agreement or the Supplemental Credit Agreement, or any of the other agreements or instruments executed and delivered in connection therewith, which the Required Lenders, in their discretion, regard as materially jeopardizing the ability of the Company and the Borrowers to refinance Loans which have been or may be made hereunder;

                           (iii) any condition to the obligation of the Permanent Lender or the Supplemental Permanent Lender, as applicable, under any then existing and effective Project Take-Out Agreement shall not be satisfied on or prior to the date such condition is required to be satisfied, unless satisfaction of such condition has been waived or modified by the Permanent Lender or the Supplemental Permanent Lender, as applicable, in a manner satisfactory to the Required Lenders;

                           (iv) the Permanent Lender or the Supplemental Permanent Lender shall have refused or declined, for any reason, including without limitation failure of the Company or any of the Borrowers to satisfy any applicable conditions, to refinance any Project following completion of construction thereof, receipt by the applicable Borrower of a Certificate of Occupancy and any other required governmental approvals or licenses with respect thereto, and the completion of 12 full calendar months of commercial operation, as contemplated by the Permanent Credit Agreement and/or the Supplemental Permanent Credit Agreement and the applicable Project Take-Out Agreement; or

                           (v) any Event of Default under and as defined in the Permanent Credit Agreement or the Supplemental Permanent Credit Agreement shall have occurred and be continuing; or

                  (k) MATERIAL ADVERSE EFFECT: any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Company, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries as reflected in the financial statements and the Financial Projections referred to in section 7.8.



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

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company (which shall be authorized to receive such notice on behalf of all Borrowers), take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Company or any other Credit Party (PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Company or any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):

                  (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

                  (ii) declare the principal of and any accrued interest in respect of any or all Loans and any or all other obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and have been waived by each Borrower in its Notes; and

                  (iii) exercise any other rights or remedies provided for in any of the Credit Documents or otherwise permitted under applicable law.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement, including without limitation any liquidation, sale or other realization upon any of the Collateral, shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (i) FIRST, to the payment of all expenses (to the extent not paid by the Company or any other Credit Party) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (iii) THIRD, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, and (B) the amounts then due under Designated Hedge Agreements to counterparty creditors of the Company and the Borrowers, SUBJECT to (1) an overall limitation of the amounts so distributable to the counterparty creditors under Designated Hedge Agreements which the Administrative Agent reasonably determines are properly allocable to Projects then being financed hereunder to 5% of the aggregate principal amount of the Loans for such Projects which was outstanding at the time of the commencement of the enforcement actions contemplated hereby, and (2) confirmation by the Administrative Agent of any calculations of termination or other payment amounts due under the Designated Hedge Agreements being made in accordance with normal industry practice;

                  (iv) FOURTH, to the payment PRO RATA of all other amounts owed by the Company and the other Credit Parties to the Administrative Agent or any Lender under this Agreement and the other Credit Documents;

                  (v) FIFTH, to the payment PRO RATA to any counterparty creditors of the Company and the Borrowers of any remaining amounts due under Designated Hedge Agreements; and



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                  (vi)     FINALLY, any remaining surplus after all of the
         Obligations have been paid in full, to the Company or to whomsoever shall be lawfully entitled thereto.

In applying such amounts to the principal amount of the Loans, accrued interest thereon and other Obligations, the Administrative Agent may require that amounts representing recoveries in respect of a particular Project be first applied, in the order of priority specified above, to the Obligations in respect of such Project, before any remaining portion of such amounts are applied to Obligations in respect of other Projects.


         SECTION 11.       THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints KCCI as Administrative Agent (such term to include, for the purposes of this section 11, KCCI acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes KCCI as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Company and its Subsidiaries and any other Credit Parties shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries or any other Credit Parties.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any other Credit Parties or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any other Credit Party or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries or any other Credit Party. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or




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statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries or any other Credit Party to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 13.13, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company, its Subsidiaries and the other Credit Parties. The Administrative Agent shall not have any duty



                                       84
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or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any of its Subsidiaries or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any other Credit Party, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon at least 20 days' prior written notice to the Lenders and the Company. The Required Lenders may also remove the Administrative Agent upon at least 20 days' prior written notice to the Administrative Agent and the Company. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Any successor Administrative Agent appointed as herein contemplated shall at the time it becomes the Administrative Agent hereunder hold Commitments and Loans representing at least 12.50% of the outstanding Commitments and Loans hereunder.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility



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

or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


         SECTION 12. GUARANTY OF OBLIGATIONS AND COMPLETION; OBLIGATION TO COVER OPERATING DEFICITS
                           AND SHORTAGES OF WORKING CAPITAL.

         12.1. UNDERTAKING OF COMPANY. (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by the Company from the proceeds of the Loans, the Company hereby, unconditionally and irrevocably, as primary obligor and not merely as surety:

                  (i) guarantees the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of each of the Borrowers, whether joint, several, joint and several, fixed or contingent, liquidated or unliquidated, determined or undetermined, or now existing or hereafter arising;

                  (ii) undertakes and agrees that if any Borrower at any time suffers an operating deficit, or a shortage of working capital, which has not been financed hereunder, the Company will immediately, at its own initiative or upon demand by the Administrative Agent, make a cash capital contribution to such Borrower in such amount as is necessary to cover such operating deficit or to cover such shortage in working capital, as the case may be; and

                  (iii) undertakes and agrees that, unless the Obligations of any Borrower in respect of a Project of such Borrower have already been paid in full and are no longer outstanding, the construction of such Project will be completed on or before the Completion Date therefor (as defined in the Mortgage of such Borrower for such Project) in accordance with the Plans and Specifications therefor and the applicable requirements contained in section 16 of such Mortgage of such Borrower.

         (b) If any or all of the Obligations of any Borrower becomes due and payable and is not indefeasibly paid in full in cash, the Company unconditionally promises to pay such Obligations to the Administrative Agent, for the account of the Lenders and the Administrative Agent, on demand, together with any and all expenses which may be incurred by the Administrative Agent, the Collateral Agent or the Lenders in collecting any of such Obligations.

         (c) Completion of each Project of a Borrower is an essential inducement to the Lenders to extend credit to or for the benefit of such Borrower and the other Borrowers hereunder. Accordingly, if construction of any Project of any Borrower is suspended without reason, or abandoned prior to completion, or such construction is for any reason not completed on or before the Completion Date therefor in accordance with the requirements of section 16(a)(i) of the applicable Mortgage of such Borrower, and if all of the Obligations of such Borrower in respect of such Project have not previously paid in full, THEN the Company will itself, or will cause such Borrower to, (i) retain any additional contractors and/or subcontractors, acceptable to the Collateral Agent, (ii) correct, repair or restore any work undertaken to date, so that the same conforms to the applicable Plans and Specifications, (iii) promptly, diligently and continuously construct and complete such Project in accordance with the applicable Plans and Specifications, the Credit Documents and all requirements of any governmental authority, without deviation, unless approved by the Required Lenders, in writing, or specifically permitted by applicable provisions of the Credit Documents, (iv) pay and discharge, or bond over in a manner acceptable to the




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

Collateral Agent, all Liens not permitted by the terms of the Mortgage covering such Project, (v) pay when due all costs of constructing and completing such Project, including, but not limited to, all charges for materials and services, debt service and all operating deficits, whether or not in excess of the amounts therefor set forth in the applicable Project Summary & Feasibility Report, and whether or not resulting from change orders, delays in obtaining any approvals from any governmental authority that are required for the construction, use, or occupancy of such Project, any changes in the applicable Plans and Specifications required as a condition to obtaining any such approval, or otherwise resulting from any cause whatsoever. The obligations of the Company as a guarantor of completion of each Project are and shall be absolute and unconditional, notwithstanding any voluntary or involuntary transfer by a Borrower of all or any portion of its interests in its Project, that any subsequent owners of the Project acquire their interests therein by voluntary or involuntary means, by foreclosure or deed in lieu of foreclosure, or otherwise, and notwithstanding that other persons or entities may be the subsequent owners of any Project.

         12.2. BANKRUPTCY. Additionally, The Company unconditionally and irrevocably guarantees the payment of any and all Obligations of each Borrower to the Lenders and the Administrative Agent whether or not due or payable by any Borrower upon the occurrence in respect of such Borrower of any of the events specified in section 10.1(h), and unconditionally promises to pay such Obligations to the Administrative Agent, for the account of the Lenders and the Administrative Agent, on demand, in lawful money of the United States.

         12.3. NATURE OF LIABILITY. The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of any of the Obligations of any Borrower, whether executed by such Borrower, any other Borrower, any other guarantor or by any other person, and the liability of the Company hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other person, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to any Obligations of any Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the Obligations which the Administrative Agent or such Lenders repay to a Borrower pursuant to court order in any bankruptcy, reorganization, arrangement moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. The guaranty of the Company of the Obligations of the Borrowers is a guaranty of payment and not a guaranty of collectibility.

         12.4. INDEPENDENT OBLIGATION. The obligations of the Company hereunder are independent of the obligations of any other guarantor or any Borrower, and a separate action or actions may be bought and prosecuted against the Company whether or not action is brought against any other guarantor or any Borrower and whether or not any other guarantor or any Borrower be joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Company.

         12.5. AUTHORIZATION. The Company authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Agreement and the other Credit Documents, including any increase or decrease of the rate of interest thereon or fees payable with respect thereto, (b) take and hold security from any guarantor or any other person for the payment of this guaranty or the Obligations or any portion thereof and exchange, enforce, waive and release any such security, (c) apply



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such security and direct the order or manner of sale thereof as the
Administrative Agent and the Lenders in their discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, any of the Borrowers or any other obligors.

         12.6. RELIANCE. It is not necessary for the Administrative Agent or any Lender to inquire into the capacity or powers of any Borrower or the officers, directors. partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         12.7. SUBORDINATION. Any Indebtedness of any Borrower now or hereafter held by the Company is hereby subordinated to the Obligations of such Borrower to the Administrative Agent and the Lenders; and such Obligations of such Borrower to the Company, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Company as trustee for the Lenders and the Administrative Agent and be paid over to the Administrative Agent, for the account of the Lenders and the Administrative Agent, on account of the Obligations of such Borrower to the Lenders and the Administrative Agent, but without affecting or impairing in any manner the liability of the Company under the other provisions of its guaranty of the Obligations of all Borrowers. Prior to the transfer by the Company of any note or negotiable instrument evidencing any Indebtedness of any Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         12.8. WAIVER. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against any Borrower, any other guarantor or any other person, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other person, or
(iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. The Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other person, other than payment in full of the Obligations, including without limitation any defense based on or arising out of the disability of any Borrower, any other guarantor or any other person, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than payment in full of the Obligations. The Administrative Agent, the Collateral Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent, the Collateral Agent and the Lenders may have against any Borrower or any other person or any security, without affecting or impairing in any way the liability of the Company hereunder, except to the extent the Obligations have been paid in full. The Company waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other person or any security.

         (b) The Company waives all presentments, demands for performance, protests notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of its guaranty, and notices of the existence, creation or incurring of new or additional Obligations. The Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Company of Information known to them regarding such circumstances or risks.


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


         12.9. LIMITATION ON ENFORCEMENT. The Lenders agree that the guaranty and undertakings of the Company in this section 12 may be enforced by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce the provisions of this section 12 or to realize upon the security to be granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Lenders upon the terms of this Agreement and any Security Document. The Lenders further agree that this section 12 may not be enforced against any director, officer, employee or stockholder of the Company, as such.

         SECTION 13.       MISCELLANEOUS.

         13.1. PAYMENT OF EXPENSES ETC. (a) EXPENSES OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT. The Company agrees to pay directly, or reimburse the Administrative Agent and the Collateral Agent for, all reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to herein and therein, and the administration of the credit facilities provided for herein including, without limitation, (A) the reasonable fees and disbursements of (x) Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (y) any local counsel retained by the Administrative Agent or the Collateral Agent in any jurisdiction in which a proposed or actual Project is located, (B) recording and filing fees, charges and taxes, (C) the premium for Title Insurance Policies and any endorsements thereto, and title examination and other charges in connection therewith, (D) survey fees, (E) appraisal costs, (F) escrow fees, (G) the fees and charges of any Inspecting Consultant retained by the Administrative Agent, (H) the fees and charges of any inspecting engineer retained by the Administrative Agent, (I) environmental auditing and inspection fees and charges of any environmental engineering or similar firm retained by the Administrative Agent, (J) costs and expenses incurred by the Administrative Agent in connection with any physical inspections of any Project or the site of any proposed Project, and (K) costs and expenses incurred by the Administrative Agent in connection with any annual or more frequent meeting with the Company's officers to review and discuss the Company's financial affairs. The Company specifically authorizes the Administrative Agent to retain an Inspecting Consultant and incur other costs and expenses referred to above relative to a specific proposed Project prior to the date such Project becomes a qualified Project as contemplated hereby.

         (b) COMPANY NOT LIABLE FOR INDIVIDUAL LENDER'S COSTS IN CONNECTION WITH PREPARATION OF CREDIT DOCUMENTS OR LOAN CLOSINGS. It is specifically understood and agreed that the Company shall have no obligation to pay or reimburse any individual Lender for any costs or expenses of individual counsel retained by any Lender, allocated internal legal expenses, or other costs or expenses, which are incurred by such individual Lender in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to herein and therein, the administration of the credit facilities provided for herein, or the closing of Loans provided for herein

         (c) COSTS AND EXPENSES OF AMENDMENTS, WAIVERS, WORK-OUTS AND ENFORCEMENT. Notwithstanding the limitation contained in section 13.1(b), the Company agrees to pay directly, or reimburse the Administrative Agent, the Collateral Agent and the Lenders for, all reasonable out-of-pocket costs and expenses (and any allocated costs of internal counsel) incurred in connection with (i) any actual or proposed amendment, waiver or consent relating to any of the Credit Documents, (ii) any actual or proposed "work out" arrangements with respect to the transactions contemplated hereby, and (iii) the enforcement of any of the Credit Documents. Without limitation of the foregoing, in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Company or any of its Subsidiaries, the Company agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.



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

         (d) STAMP AND OTHER TAXES. The Company agrees to pay and hold each of the Lenders, the Administrative Agent and the Collateral Agent harmless from and against any and all present and future stamp, intangibles, recording and other similar taxes with respect to the foregoing matters referred to in this section 13.1 and save each of the Lenders, the Administrative Agent and the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such person to be so indemnified) to pay such taxes.

         (e) INDEMNIFICATION. The Company agrees to indemnify each Lender, the Administrative Agent and the Collateral Agent, and their respective officers, directors, employees, representatives, agents, successors and assigns (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitment, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory authority having jurisdiction over it;

                  (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company, any of its Subsidiaries or any other Credit Party;

                  (iii) the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company, any of its Subsidiaries or any other Credit Party, if the Company, any such Subsidiary or any such other Credit Party could have or is alleged to have any responsibility in respect thereof;

                  (iv) the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any such Real Property; or

                  (v) any Environmental Claim asserted against the Company, any of its Subsidiaries, any other Credit Party or any Indemnitee, in respect of any such Real Property;

including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest



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or other notice of any kind to the Company, any other Credit Party or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Company or any Borrower against and on account of the Obligations and liabilities of the Company and the Borrowers to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers purchased by such Lender pursuant to section 13.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. EACH LENDER AGREES, SOLELY FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS, NOT TO EXERCISE ANY SET-OFF OR SIMILAR RIGHTS IF BY DOING SO SUCH ACTION COULD, UNDER THE LAW APPLICABLE TO ANY MORTGAGE COVERING ANY PROJECT, RESULT IN THE LOSS OF THE RIGHT OF THE COLLATERAL AGENT (OR ANY TRUSTEE THEREFOR UNDER A DEED OF TRUST OR SIMILAR INSTRUMENT) TO ENFORCE ANY MORTGAGE OR ANY OTHER MATERIAL PORTION OF THE COLLATERAL.

         13.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Company, at 1142 Broadway Plaza, Suite 300, Tacoma, Washington 98402, attention:
David Boitano, Senior Vice President (telephone: (253) 383-9993; facsimile:
(253) 383-0855), with a copy to the Company at 450 North Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, attention Mark Ohlendorf, Senior Vice President, Finance (telephone: (414) 641-7432; facsimile: (414) 789-6182); if to any Lender at its address specified for such Lender on Annex I hereto; if to the Administrative Agent, at its Notice Address; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         13.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that neither the Company nor any Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 13.4(b). Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) one or more Eligible Transferees, PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Company, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Company or any Borrower hereunder or under the other Credit Documents shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.11 and 2.12 of this Agreement to the extent that such Lender would be entitled to such benefits



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if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of, any prepayment or the method of any application of any prepayment to the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (B) release all or any substantial portion of the Collateral, other than in connection with, and to the extent related to, the prepayment or repayment of the Loans of such Borrower, (C) release the Company from its obligations under section 12 hereof,
(D) release the Permanent Lender or the Supplemental Permanent Lender, as applicable, from its obligations under any Project Take-Out Agreement, or amend, waive or otherwise modify any term or provision of any Project Take-Out Agreement, or (E) consent to the assignment or transfer by the Company or any applicable Borrower of any of its rights and obligations under this Agreement.

         (b) Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitments and its rights and obligations hereunder, which assignment does not have to be PRO RATA among the Facilities, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders of its Loans and/or Commitments and its rights and obligations hereunder, which assignment does not have to be PRO RATA among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that, (i) in the case of any assignment of a portion of the Loans and/or Commitments of a Lender, such Lender shall retain a minimum fixed portion of the then Total Commitment and outstanding Loans equal to at least $15,000,000 (or if less, 8% of the then Total Commitment), (ii) in the case of any assignment of a portion of the Loans and/or Commitments of a Lender which is at the time acting as the Administrative Agent, such Lender shall retain a minimum fixed portion of the then Total Commitment and outstanding Loans equal to at least $25,000,000 (or if less, 12.5% of the then Total Commitment), (iii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (iv) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.6 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (v) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein. At the time of each assignment pursuant to this section 13.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company (on behalf of itself and the Borrowers) and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(b) would, at the time of such assignment, result in increased costs under section 2.11 from those being charged by the respective



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assigning Lender prior to such assignment, then the Company and any applicable
Borrower shall not be obligated to pay such increased costs (although the Company and any applicable Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 13.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (c) Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (d) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 13.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         13.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Company or any other Credit Party in any case shall entitle the Company or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         13.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company or any other Credit Party in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the

Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         13.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement contemplates the financing of Projects which may be located in a number of different jurisdictions, and involves multiple parties located in a number of different jurisdictions. In light of such factors and the fact that the principal place of business of the Administrative Agent is presently located in Cleveland, Ohio, the parties have determined that this Agreement and (as provided below) certain of the other Credit Documents should be governed by and construed under the law of the State of Ohio, and that it would be appropriate for the Company and the Borrowers to expressly submit to the jurisdiction of certain courts sited in the State of Ohio. Accordingly: THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE LAW OF THE JURISDICTION IN WHICH ANY BORROWER'S PROJECT IS LOCATED MAY GOVERN THE ENFORCEMENT OF SUCH BORROWER'S MORTGAGE AND ANY OTHER CREDIT DOCUMENTS TO WHICH SUCH BORROWER IS A PARTY INVOLVING THE CONVEYANCE OR ENCUMBRANCE OF PROPERTY LOCATED IN SUCH JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY AND EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR (EXCEPT AS AFORESAID) ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement and any Joinder Supplement, the Company and each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address for notices pursuant to section 13.3, or to such Borrower in care of the Company at the Company's aforementioned address for notices (or as to any Borrower, at such different address as shall have been furnished to the Administrative Agent in writing), such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Borrower in any other jurisdiction.

         (b) The Company and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.9. RELEASE OF A BORROWER AND ITS PROJECT UPON REFINANCING OR OTHER PREPAYMENT, ETC. The Administrative Agent and the Collateral Agent are authorized upon the repayment or prepayment in full of a Borrower's Loans for a Project, whether out of loans made to such Borrower for such Project by the Permanent Lender or the Supplemental Permanent Lender as contemplated by the Project Take-Out Agreement relating to such Borrower's Project, or otherwise, to
(i) release such Borrower from all obligations under any Credit Documents to which it is a party which relate to such Project, and (ii) release and discharge the Mortgage for such Project, any additional Security Documents to which such Borrower is a party which relate to such Project, and any other Collateral which is directly related to such Project; PROVIDED, that no such release shall be made if at the time thereof (x) a Default under section 10.1(a) has occurred and is continuing, or (y) an Event of Default shall have occurred and be continuing and the Obligations have been accelerated as provided in section 10.2 or the Administrative Agent and/or the Collateral Agent shall have commenced foreclosure or other enforcement remedies in respect of any of the Collateral, UNLESS such release is made in connection with the prepayment of the Loans for such Project and the consummation of the transactions contemplated by the Project Take-Out Agreement relating to such Project.

         13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

         13.11. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Company and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

         13.12. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.13. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Company (on behalf of itself and on behalf of all Borrowers) and (1) the Required

Tranche A Lenders, if it affects only the Tranche A Commitments and/or the Tranche A Loans, (2) the Required Tranche B Lenders, if it affects only the Tranche B Commitments and/or the Tranche B Loans, (3) all of the Lenders with Tranche A Commitments (other than a Defaulting Lender), if the consent or approval of all Lenders with Tranche A Commitments is explicitly required hereunder, (4) all of the Lenders with Tranche B Commitments (other than a Defaulting Lender), if the consent or approval of all Lenders with Tranche B Commitments is explicitly required hereunder, or (5) in all other cases, the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) extend any interim or final maturity date provided for herein (including any extension of any interim or final maturity date to be effected in accordance with section 4.3 hereof) applicable to a Loan or a Commitment (it being understood that any waiver of the making or application of any mandatory prepayment of the Loans shall not constitute an extension of such final maturity thereof),

                  (b) reduce the rate or extend the time of payment of interest on any Loans (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon or other amounts payable hereunder with respect thereto, or reduce the principal amount thereof,

                  (c) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment of the Loans shall not constitute a change in the terms of any Commitment of any Lender),

                  (d) release the Company from any obligations as a guarantor or obligor under section 12 hereof, or otherwise modify such section so as to reduce or limit such obligations,

                  (e) release any of the Collateral, other than in connection with the prepayment or repayment of the Loans of such Borrower, as contemplated by section 13.9 hereof,

                  (f) release the Permanent Lender or any Supplemental Permanent Lender from its obligations under any Project Take-Out Agreement, or amend, waive or otherwise modify any term or provision of any Project Take-Out Agreement,

                  (g) change the definition of the term "Change of Control" or "Change of Control Prepayment Event" or any of the provisions of this Agreement, including, without limitation, the definition of Tranche B Activation Date and sections 2.2, 4.2 and 5.2, which involve a Change of Control or a Change of Control Prepayment Event,

                  (h) amend, modify or waive any provision of this section 13.13, or section 11.7, 13.1, 13.4, 13.6 or 13.7(b),

                  (i) amend, modify or waive any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders, is by the terms of such provision explicitly required,

                  (j) reduce the percentage specified in, or otherwise modify, the definitions of Required Tranche A Lenders, Required Tranche B Lenders or Required Lenders, or

                  (k) consent to the assignment or transfer by the Company or any applicable Borrower of any of its rights and obligations under this Agreement.

No provision of section 11 may be amended without the consent of the Administrative Agent.

         13.14. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.11, 2.12, and 13.1 shall survive the execution and delivery of this Agreement and the making and repayment or prepayment of Loans.

         13.15. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Company shall not be responsible for costs arising under section 2.11 resulting from any such transfer (other than a transfer pursuant to section 2.13) to the extent not otherwise applicable to such Lender prior to such transfer.

         13.16. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Company with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 13.16), and to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Company or any of its Subsidiaries. The Company hereby agrees that the failure of a Lender to comply with the provisions of this section 13.16 shall not relieve the Company or any other Credit Party of any of the obligations to such Lender under this Agreement and the other Credit Documents.

         13.17. LENDER REGISTER. The Company hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.17, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrowers by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 13.4(b). The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 13.17. The Lender Register shall be available for inspection by any Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Company or any other Credit Party, any Lender, the Administrative Agent or any other person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Company (on its own behalf and on behalf of all Borrowers and other Credit Parties), each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor (or in favor of any Borrower or any other Credit Party, in the case of the Company and the other Credit Parties).

         13.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries or the other Credit Parties, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

         13.20. LENDERS AND AGENT NOT FIDUCIARY TO COMPANY, ETC. The relationship among the Company, its Subsidiaries and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Company, its Subsidiaries and the other Credit Parties, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         13.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Company, any of its Subsidiaries or any other Credit Party pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         13.22. INTEREST/USURY. It is the intention of the parties hereto that each Lender shall conform strictly to all usury laws applicable to it in respect of all Loans and other extensions of credit made by it hereunder. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement or in any of the other Credit Documents shall ever be construed to create a contract on the part of any Borrower to pay to any Lender , for the use, forbearance, or retention of money associated with any Loans or other extensions of credit for a Project, any amount representing "interest" (as defined in any applicable law) in excess of the maximum amount of "interest" (as so defined) which would have accrued if the unpaid principal amounts of such Lender's Loans to such Borrower for such

Project outstanding from time to time had borne interest for each day at the Highest Lawful Rate (such maximum amount for any Loans of a Lender to a Borrower for a Project, the "MAXIMUM RECOVERABLE AMOUNT OF INTEREST"). Regardless of any provision in this Agreement or any of the other Credit Documents, no Lender shall ever be entitled to receive, collect or apply, under this Agreement or any of the other Credit Documents, as interest on its Loans and other extensions of credit to a Borrower for a Project, any amount of interest in excess of the Maximum Recoverable Amount of Interest applicable thereto. If any Lender ever receives, collects or applies to any such Loans, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment or prepayment of principal and treated by the applicable Borrower and the applicable Lender hereunder and under the other Credit Documents as such; and if any such principal is paid in full, any remaining excess shall be refunded by such Lender to the applicable Borrower; PROVIDED, HOWEVER, that in determining whether or not the interest paid or payable by any Borrower to any Lender in respect of any Loans, under any specific contingency, exceeds the Maximum Recoverable Amount of Interest applicable thereto, the applicable Borrower and the applicable Lender shall, to the maximum extent permitted under applicable laws, (i) characterize or re-characterize any nonprincipal payment as an expense, fee, charge or premium, rather than as interest, (ii) exclude voluntary prepayment and the effect thereof, (iii) amortize, prorate, allocate and spread in equal parts, among the affected Loans made by such Lender to the Borrower the total amount of interest on such Loans throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire term of this Agreement, (iv) re-allocate a portion of the interest payable by such Borrower to the Company as a fee or other charge (the Company hereby agreeing to pay any such re-allocated amount), and/or (v) re-allocate on as nearly a uniform basis as is practicable a portion of such interest to other Loans made by such Lender to such Borrower and the other Borrowers hereunder in such manner as will not cause the interest paid by such Borrower and such other Borrowers in respect thereof to exceed the Maximum Lawful Rate (each Borrower hereby agreeing to any such re-allocation to it of additional interest amounts and hereby confirming its obligation to pay the same); and PROVIDED, FURTHER, that if all Loans incurred by any Borrower under this Agreement for a Project are prepaid in full in accordance with the provisions of this Agreement prior to the maturity thereof, and if the interest received by a Lender in respect thereof for the actual period of existence thereof exceeds the Maximum Recoverable Amount of Interest, such Lender shall refund to such Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing on such Loans, and, in such event, such Lender shall not be subject to any penalties provided by any laws for contacting for, charging or receiving interest in excess of the Maximum Recoverable Amount of Interest. This section 13.22 shall control every other inconsistent provision of all agreements among any or all of the parties pertaining to the transactions contemplated by or contained in the Credit Documents.

                [The balance of this page is intentionally blank;
                      the next page is the signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



ALTERNATIVE LIVING SERVICES, INC.                           BANK ONE, TEXAS, N. A.


BY:   /S/ DAVID M. BOITANO                                  BY:   /S/ STANLEY W. WILKICKI, JR.
    ------------------------------------                       ------------------------------------
          SENIOR VICE PRESIDENT                                       VICE PRESIDENT

KEY CORPORATE CAPITAL INC.,                                 COMERICA BANK
     INDIVIDUALLY AS A LENDER AND
     AS ADMINISTRATIVE AGENT

BY:   /S/ DAVID A. MACVICAR                                 BY:   /S/ CHARLES L. WEDDELL
    ------------------------------------                       ------------------------------------
             VICE PRESIDENT                                           VICE PRESIDENT

BANK OF AMERICA NATIONAL TRUST AND                          U. S. BANK
SAVINGS ASSOCIATION,
  INDIVIDUALLY AS A LENDER AND AS CO-AGENT

                                                            BY:   /S/ ARNOLD J. CONRAD
                                                               ------------------------------------
BY:   /S/ KIM DAVIS                                                   VICE PRESIDENT
    ------------------------------------
          VICE PRESIDENT

SOUTHTRUST BANK, NATIONAL ASSOCIATION,
     INDIVIDUALLY AS A LENDER AND AS CO-AGENT


BY:   /S/ LANE L. LITTLE
    ------------------------------------
          VICE PRESIDENT

FLEET NATIONAL BANK


BY:   /S/ PATRICIA MARINILLI
    ------------------------------------
          VICE PRESIDENT